Exhibit 10.35

SALE, PURCHASE AND ESCROW AGREEMENT

AMONG

PEACHTREE NORTH BUSINESS PARK, LLC

a Georgia limited liability company

(Seller)

AND

IPT ACQUISITIONS LLC

a Delaware limited liability company

(Purchaser)

AND

CALLOWAY TITLE AND ESCROW, LLC

(Escrow Agent)

TABLE OF CONTENTS

ARTICLE I RECITALS	1

1.1 Real Property	1

1.2 Personal Property	2

1.3 Purchase and Sale	2

ARTICLE II PURCHASE PRICE	2

2.1 Price	2

2.2 Investments	2

2.3 Interest on the Deposit	3

ARTICLE III CONDITIONS TO THE PARTIES’ OBLIGATIONS	3

3.1 Conditions to Purchaser’s Obligation to Purchase	3

3.2 Conditions to Seller’s Obligation to Sell	6

ARTICLE IV PURCHASER’S DELIVERIES AND SELLER’S DELIVERIES TO ESCROW AGENT	6

4.1 Purchaser’s Deliveries	6

4.2 Seller’s Deliveries	7

4.3 Failure to Deliver	10

ARTICLE V INVESTIGATION OF PROPERTY	10

5.1 Delivery of Documents	10

5.2 Physical Inspection of Property	11

5.3 Investigation Period	13

5.4 Effect of Termination	14

5.5 No Obligation to Cure	14

5.6 Copies of Third Party Reports	15

ARTICLE VI THE CLOSING	15

6.1 Date and Manner of Closing	15

ARTICLE VII PRORATION, FEES, COSTS AND ADJUSTMENTS	15

7.2 Prorations	15

7.2 Seller’s Closing Costs	21

7.3 Purchaser’s Closing Costs	21

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ARTICLE VIII DISTRIBUTION OF FUNDS AND DOCUMENTS	22

8.1 Delivery of the Purchase Price	22

8.2 Other Monetary Disbursements	22

8.3 Recorded Documents	22

8.4 Documents to Purchaser	22

8.5 Documents to Seller	23

8.6 All Other Documents	23

ARTICLE XI RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION	24

9.1 Return of Seller’s Documents	24

9.2 Return of Purchaser’s Documents	24

9.3 Deposit	24

9.4 Disbursement of Deposit	24

9.5 No Effect on Rights of Parties; Survival	25

ARTICLE X DEFAULT	25

10.1 Seller’s Remedies	25

10.2 Purchaser’s Remedies	26

10.3 Cure Period	27

ARTICLE XI REPRESENTATIONS AND WARRANTIES	27

11.1 Seller’s Warranties and Representations	27

11.2 Purchaser’s Warranties and Representations	33

11.3 Limitations on Seller’s Warranties and Representations	35

11.4 Indemnities	38

ARTICLE XII CASUALTY AND CONDEMNATION	40

ARTICLE XIII CONDUCT PRIOR TO CLOSING	41

13.1 Conduct	41

13.2 Actions Prohibited	41

13.3 Modification of Leases	41

13.4 New Leases and Contracts	42

13.5 Assignment of Equipment/Property Warranties	42

13.6 Confidentiality	42

13.7 Right to Cure	43

13.8 Exclusivity	43

ARTICLE XIV NOTICES	43

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ARTICLE XV TRANSFER OF POSSESSION	45

15.1 Transfer of Possession	45

15.2 Delivery of Documents at Closing	45

ARTICLE XVI GENERAL PROVISIONS	46

16.1 Captions	46

16.2 Exhibits	46

16.3 Entire Agreement	46

16.4 Modification	46

16.5 Attorneys’ Fees	46

16.6 Governing Law	46

16.7 Time of Essence	46

16.8 Survival	46

16.9 Assignment by Purchaser	47

16.10 Severability	47

16.11 Successors and Assigns	47

16.12 Interpretation	47

16.13 Counterparts	47

16.14 Recordation	48

16.15 Limitation on Liability	48

16.16 Business Day	48

16.17 Waiver of Jury Trial	48

ARTICLE XVII ESCROW AGENT DUTIES AND DISPUTES	49

17.1 Other Duties of Escrow Agent	49

17.2 Disputes	49

17.3 Reports	50

17.4 Enforceability	50

iii

SALE, PURCHASE AND ESCROW AGREEMENT

This Agreement, dated as of December 9, 2014 (the “Effective Date”), is made by and between PEACHTREE NORTH BUSINESS PARK, LLC, a Georgia limited liability company (“Seller”), and IPT ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”), and constitutes (i) a contract of sale and purchase between the parties and (ii) an escrow agreement among Seller, Purchaser and CALLOWAY TITLE AND ESCROW, LLC, a Georgia limited liability company (“Escrow Agent”), the consent of which appears at the end hereof.

ARTICLE I

RECITALS

1.1 Real Property. Seller is the fee simple owner of (a) that certain land (the “Land”) commonly known as 1200, 1300, 1327 and 1400 Northbrook Parkway in Gwinnett County, Georgia, more particularly described in Exhibit A attached hereto, together with (b) four (4) industrial warehouse buildings containing approximately 708,370 square feet in the aggregate (the “Buildings”) and (c) all other improvements, structures and fixtures on the Land (with the Buildings, the “Improvements”) (collectively with the Land, the “Real Property”).

1.2 Other Real Property. Seller intends to transfer as part of the Real Property all of Seller’s right, title and interest in and to (a) all reversions, remainders, privileges, easements, rights-of-way, appurtenances, agreements, rights, licenses, tenements and hereditaments appertaining to or otherwise benefiting or used in connection with the Land or Improvements, (b) any strips and gores of land, streets, alleys, public ways or rights-of-way abutting, adjoining, adjacent, connected or appurtenant to the Land, and (c) any and all minerals and mineral rights, oil, gas, and oil and gas rights, and development rights, air rights, water and water rights, wells, well rights and well permits, water and sewer taps (or their equivalents), and sanitary or storm sewer capacity appertaining to or otherwise benefiting or used in connection with the Land or Improvements. For clarity, Peachtree North Associates, LLC, a Georgia limited liability company, an affiliate of Seller, owns a parcel (the “Adjoining Parcel”) adjoining the Land, being more particularly described on Exhibit A-1, attached hereto, and shall grant to, and reserve or receive from, Seller prior to the Closing hereunder access, signage, drainage and sanitary sewer easements over the Land and Adjoining Parcel in the general locations as shown on Exhibit P attached hereto, pursuant to an Access, Sign, Sanitary Sewer and Drainage Easement Agreement, the form and substance of which (including without limitation the final metes and bounds legal descriptions establishing the location of each easement area and sketches thereof) shall be agreed to by the parties, acting in good faith, prior to Closing, which easement shall be filed of record at or prior to Closing. No rights with respect to the Adjoining Parcel or any reversions, remainders, privileges, easements, rights-of-way, appurtenances, agreements, rights, licenses, tenements and hereditaments appertaining to or otherwise benefiting or used in connection with the Adjoining Parcel shall be released or included in the conveyance contemplated in this Agreement.

1.3 Personal Property. In connection with the Real Property, Seller has acquired certain (but Seller does not represent that it has acquired any or all of the following) (a) governmental permits, licenses, certificates, authorizations and approvals, (b) guaranties, warranties, reports (including soils, environmental, engineering and structural reports), plans and specifications, books and records (including lease and tenant files), contractual rights and other intangible assets, (c) trade names (expressly excluding the names “McDonald” and “McDonald Development Company”) associated with the Real Property, (d) software and any associated licenses necessary to operate any security, sprinkler, or other building systems, and (e) machinery, apparatus, equipment and other items of tangible personal property owned by Seller which are located on the Real Property and used by Seller in connection with the operation and maintenance thereof (collectively, the “Personal Property”). The Real Property and the Personal Property owned by Seller are collectively referred to as the “Property”.

1.4 Purchase and Sale. Seller now desires to sell, and Purchaser now desires to purchase, all of Seller’s right, title and interest in and to the Property, upon the terms and covenants and subject to the conditions set forth below.

ARTICLE II

PURCHASE PRICE

2.1 Price. In consideration of the covenants herein contained, Seller hereby agrees to sell and Purchaser hereby agrees to purchase the Property for a total purchase price of FIFTY MILLION TWO HUNDRED THOUSAND and NO/100 DOLLARS ($50,200,000.00) (the “Purchase Price”), which shall be paid by Purchaser as follows:

2.1.1 Deposit. Purchaser has delivered concurrently with its execution of this Agreement, or will deliver within two (2) business days after the Effective Date, to Escrow Agent by bank wire of immediately available funds the sum of ONE MILLION and NO/100 DOLLARS ($1,000,000.00) (the “Deposit”). The Deposit shall be fully earned by Seller and non-refundable on the expiration of the Investigation Period, except as otherwise expressly provided in this Agreement, including, without limitation, Section 3.1, Section 10.2 and/or any other provision hereof that provides for the return of the Deposit to Purchaser (the “Excepted Provisions”).

2.1.2 Balance of Purchase Price. Purchaser shall, no later than 1:00 p.m. Atlanta Georgia time on the day of Closing (as defined in Section 6.1), deliver to Escrow Agent, by bank wire transfer of immediately available funds, a sum equal to the balance of the Purchase Price, above any Deposit, including, without limitation, interest, actually paid to Seller, plus any additional amounts which may be owed by Purchaser hereunder. The balance of the Purchase Price received by Seller at Closing shall be adjusted to reflect prorations and other adjustments pursuant to this Agreement, including without limitation Section 7.1 and Section 2.3.

2.2 Investments. Following the collection of the Deposit, Escrow Agent shall, at the direction of Purchaser, invest the Deposit in a segregated trust account for the benefit of Seller and Purchaser which is expressly not a part of the estate of the Escrow Agent (Escrow Agent hereby disclaiming any right to claim that the Deposit is a part of the estate of the Escrow Agent) in:

(a) an account solely invested in obligations of the United States government or a state government, or their respective agencies or independent departments; or

(b) an interest bearing account of a national bank.

No investment of the Deposit shall have a maturity date beyond the Closing Date (as defined in Section 6.1).

2.3 Interest on the Deposit. Any interest earned on the Deposit shall be credited and delivered to the party receiving the Deposit, provided, however, that if the transaction closes, at Closing any interest earned on the Deposit shall be credited to Purchaser by applying the same against the Purchase Price. Such interest shall be reported as the income of Purchaser for tax purposes. Purchaser’s tax ID number is 36-4741378.

ARTICLE III

CONDITIONS TO THE PARTIES’ OBLIGATIONS

3.1 Conditions to Purchaser’s Obligation to Purchase. Purchaser’s obligation to purchase is expressly conditioned upon each of the following:

3.1.1 Performance by Seller. Performance in all material respects of the obligations and covenants of, and closing deliveries required of, Seller hereunder.

3.1.2 Delivery of Title and Possession. Delivery at the Closing of (i) the Deed (as defined in Section 4.2.1) and (ii) possession as provided in Section 15.1.

3.1.3 Policy of Title Insurance. Purchaser’s ability to obtain at the Closing a standard current form of American Land Title Association (ALTA) owner’s policy of title insurance (the “Title Policy”), or an irrevocable commitment to issue the same, with liability in the amount of the Purchase Price issued by Escrow Agent, as agent for Chicago Title Insurance Company (the “Title Company”), insuring that upon Closing fee simple title to the Real Property vests in Purchaser subject only to the Permitted Encumbrances (as defined in Section 4.2.1) and containing any curative endorsements with respect to Title Objections (as defined in Section 5.3.1) made by Purchaser, which Seller elects, in writing, to cure through the issuance of an endorsement, provided that Purchaser, in its sole discretion, has agreed to accept such curative endorsements in satisfaction of Purchaser’s Title Objections for which such curative endorsements are obtained (collectively, the “Curative Endorsements”). At its option, Purchaser may direct the Title Company to issue additional title insurance endorsements (beyond the Curative Endorsements) at Purchaser’s cost, whereupon, if the Title Company issues a written commitment to Purchaser, prior to the expiration of the Investigation Period, committing to deliver such endorsements without further action other than the consummation of the Closing hereunder, and without delivery of any documents other than the documents to be delivered by Seller at Closing pursuant to Section 4.2.1 through 4.2.20, the commitment of the Title Company to issue the Title Policy at Closing with such endorsements shall be a condition to Purchaser’s obligation to close under this Agreement, provided that Purchaser exercises its commercially reasonable efforts to obtain such commitment and pays the cost of the Title Policy and such endorsements. For clarity, if the Title Company requires any other documentation or action to issue endorsements requested by Purchaser, e.g., a so called “zoning letter,” in order to issue a certain endorsement, such endorsement shall not be a condition to Purchaser’s obligation to close under this Agreement and it shall be the obligation of Purchaser to satisfy itself during the Investigation Period as to its ability to obtain such endorsement.

3.1.4 Seller’s Representations. The representations and warranties by Seller set forth in Section 11.1 being true and correct in all material respects as of the Closing.

3.1.5 Estoppel Certificates. Seller shall have obtained and delivered to Purchaser, at least one (1) business day prior to the Closing Date, but not more than forty-five (45) days prior to the Closing Date, as the same may be extended (the “Estoppel Return Date”), executed tenant estoppels in substantially the applicable form on Exhibit B attached hereto (“Tenant Estoppels”) from the tenants (and any guarantor of a tenant’s obligations under a lease) of at least eighty percent (80%), by rentable square feet, of the Leases listed on Exhibit C attached hereto (the “Leases”), which must include Tenant Estoppels from Expotechnik America, Ltd., Empire Today, LLC and Turnils North America, Inc. (such three (3) tenants being referred to as the “Major Tenants”) and at least three (3) tenants of the 1400 Northwood Parkway Building, for the benefit of Purchaser with respect to the Leases (the foregoing condition being herein referred to as the “Tenant Estoppel Condition”). Seller shall provide Purchaser with an opportunity to review each Tenant Estoppel prior to submitting same to each tenant. Seller shall use commercially reasonable efforts to obtain the Tenant Estoppels from each and every tenant of the Property, and shall deliver any Tenant Estoppel received from tenants to Purchaser promptly upon Seller’s receipt. In the event that Seller is unable to satisfy the Tenant Estoppel Condition by the Estoppel Return Date despite Seller’s commercially reasonable efforts, Seller shall not be in default under this Agreement. No Tenant Estoppel shall show any materially adverse matters, including without limitation any verbal agreements or any default or purported default thereunder by any party.

3.1.6 Major Tenants Condition. No Major Tenant shall have (a) terminated, or given notice of intent to terminate, its Lease pursuant to the terms of such Lease or otherwise or (b) vacated, abandoned, ceased operations or filed for voluntary bankruptcy or be subject to an involuntary bankruptcy proceeding.

3.1.7 Declaration Estoppel. Seller shall have obtained and delivered to Purchaser, at least one (1) business day prior to the Closing Date (and promptly following receipt of same), a written estoppel certificate from the “Designated Grantor” under the Declaration of Covenants, Conditions, and Restrictions dated November 12, 1993 and recorded November 15, 1993 at Deed Book 9588, Page 263, Gwinnett County, Georgia records, as amended (as so amended, the “Declaration”), in substantially the form attached hereto as Exhibit Q (the “Declaration Estoppel”).

3.1.8 Expotechnik Lease. Purchaser and Seller acknowledge that Seller has entered into a Fifth Amendment to Lease dated June 16, 2014 (the “Expotechnik Amendment”) with Expotechnik America, Ltd. (“Expotechnik”), and that Seller, as landlord under the Expotechnik Amendment, agreed to perform and pay for certain tenant improvements to the premises and additional premises leased by Expotechnik under the Expotechnik Amendment (the “Expotechnik Improvements”), which improvements have been substantially completed as of the Effective Date but not fully paid for. Seller acknowledges and agrees that all of the Expotechnik Improvements will be completed, and, subject to Section 7.1.2(5) hereof, all costs and expenses associated with the Expotechnik Improvements shall be paid for in full, prior to Closing. Accordingly, prior to Closing, Seller shall deliver copies of paid receipts/invoices, lien waivers, releases and/or other evidence of payment and performance reasonably acceptable to Purchaser confirming the payment in full (subject to Section 7.1.2(5) hereof) of all such costs and lien-free completion of the Expotechnik Improvements prior to Closing. Any contractor warranties for the Expotechnik Improvements shall be assigned to Purchaser at Closing.

3.1.9 Access, Sign, Sanitary Sewer and Drainage Easement Agreement. Seller and Purchaser shall have agreed to the form and substance of the Access, Sign, Sanitary Sewer and Drainage Easement Agreement and the final metes and bounds legal descriptions establishing the location of each easement area (and sketches thereof) as contemplated by Section 1.2.

If (a) the Tenant Estoppel Condition is not fulfilled as of the Estoppel Return Date, then, unless Purchaser waives the Tenant Estoppel Condition, either Purchaser or Seller shall have the option to extend the Closing Date up to 12:00 noon, Atlanta, Georgia time, on December 31, 2014 to allow Seller more time to obtain the Tenant Estoppels and satisfy such condition, or (b) any other condition specified in this Section 3.1 is not satisfied on or before the Closing Date, then Purchaser may, at its option, and in its sole and absolute discretion, (i) extend the Closing Date, but not beyond 12:00 noon, Atlanta, Georgia time, on December 31, 2014, to allow Seller a sufficient time within which to cure or satisfy such condition, (ii) waive any such condition which can legally be waived and proceed to Closing without adjustment or abatement of the Purchase Price, or (iii) terminate this Agreement by written notice thereof to Seller, in which case the Deposit shall be returned to Purchaser, if the failure is not due to the default of Purchaser (e.g., the failure of Purchaser to deliver the Purchase Price and the resulting failure of Seller to satisfy the condition set forth in Section 3.1.2 above), and otherwise the Deposit shall be paid to the applicable party pursuant to Article X hereof, and in either case the parties shall be released from all further rights and obligations under this Agreement (except for those obligations which are specifically provided to survive a termination as provided in this Agreement). If the Closing Date is extended under this provision and the applicable condition is still not fulfilled on or before the expiration of such extension period, then Purchaser shall elect one of the options set forth in clauses (ii) and (iii) of the preceding sentence, and if Purchaser fails to make such election by written notice received by Seller on or before the last day of such extension period, Purchaser shall be deemed to have elected, under clause (ii) of the foregoing sentence, to waive such condition and proceed to Closing without adjustment or abatement of the

Purchase Price. In addition to (and notwithstanding) the foregoing, if the failure of the condition is due to a breach by Seller hereunder, it being acknowledged that the failure of Seller to satisfy the Tenant Estoppel Condition, after good faith efforts to do so, shall not constitute a default, Purchaser may pursue any of its available remedies under Section 10.2.

3.2 Conditions to Seller’s Obligation to Sell. Seller’s obligation to sell is expressly conditioned upon each of the following:

3.2.1 Performance by Purchaser. Performance in all material respects of the obligations and covenants of, and deliveries required of, Purchaser hereunder.

3.2.2 Receipt of Purchase Price. Receipt of the Purchase Price and any adjustments due Seller under Article VII at the Closing in the manner herein provided.

3.2.3 Access, Sign, Sanitary Sewer and Drainage Easement Agreement. Seller and Purchaser shall have agreed to the form and substance of the Access, Sign, Sanitary Sewer and Drainage Easement Agreement and the final metes and bounds legal descriptions establishing the location of each easement area (and sketches thereof) as contemplated by Section 1.2.

If any condition specified in Section 3.2 is not satisfied on or before the Closing Date, Seller may, at its option, and in its sole and absolute discretion, (a) waive any such condition which can legally be waived and proceed to Closing without adjustment or abatement of the Purchase Price, or (b) terminate this Agreement by written notice thereof to Purchaser, in which case, except as provided in the last sentence of this paragraph, the Deposit shall be returned to Purchaser and the parties shall be released from all further rights and obligations under this Agreement (except for those obligations which are specifically provided to survive a termination as provided in this Agreement). Notwithstanding the foregoing, if the failure of the condition is due to a breach by Purchaser hereunder, Seller may pursue its available remedies under Section 10.1.

3.3 Condition Only. For the avoidance of doubt, the failure of the parties to agree to the form of the Access, Sign, Sanitary Sewer and Drainage Easement Agreement under Sections 3.1.9 and 3.2.3 shall be deemed the failure of a condition precedent only, and shall not be deemed a default by either party under this Agreement under any circumstances.

ARTICLE IV

PURCHASER’S DELIVERIES AND SELLER’S DELIVERIES TO ESCROW AGENT

4.1 Purchaser’s Deliveries. Purchaser shall, at or before the Closing, deliver to Escrow Agent each of the following:

4.1.1 Purchase Price. The Purchase Price as set forth in Article II.

4.1.2 General Assignment. Four (4) executed counterparts of the General Assignment (the “General Assignment”) in the form of Exhibit D assigning thereby any service contracts, equipment leases, maintenance agreements, and other contracts affecting the Property if entered into and permitted pursuant to Section 13.4 (collectively, the “Contracts”), it being agreed that any such agreements existing as of the date hereof will be terminated prior to the Closing.

4.1.3 Bill of Sale. Four (4) executed counterparts of a bill of sale (the “Bill of Sale”) in the form of Exhibit F.

4.1.4 Assignment of Leases, Lease Guaranties, Security Deposits and Prepaid Rents and Indemnity Agreement. Four (4) executed counterparts of the Assignment of Leases, Lease Guaranties, Security Deposits and Prepaid Rents and Indemnity Agreement (the “Assignment of Leases, Lease Guaranties, Security Deposits and Prepaid Rents and Indemnity Agreement”) in the form of Exhibit G accepting and assuming the rights and obligations of Seller accruing from and after (but not before) the Closing Date under the Leases (as defined below), Lease Guaranties and Security Deposits and providing an indemnification regarding the Commission Agreements.

4.1.5 Closing Statement. An executed settlement statement reflecting the prorations and adjustments required under Article VII.

4.1.6 Cash – Prorations. The amount, if any, required of Purchaser under Article VII.

4.1.7 Closing Certificate. Four (4) executed copies of a closing certificate in the form of Exhibit I.

4.1.8 Escrow Agreement. Four (4) executed counterparts of the escrow agreements contemplated by Sections 7.1.2(4) and/or 7.1.7, if such agreements are required under said Sections.

4.1.9 Proof of Authority. Such proof of authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any documents or certificates on behalf of Purchaser as may be reasonably required by Title Company or Seller.

4.1.10 Broker Affidavit. Four (4) executed copies of the Broker Affidavit in the form of Exhibit H appropriately completed by Purchaser.

4.1.11 Other Documents. Any and all other customary instruments and/or documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the intent and purposes of this Agreement without increasing or extending the liability or obligations of Purchaser.

4.2 Seller’s Deliveries. Seller shall, at or before the Closing, deliver to Escrow Agent each of the following:

4.2.1 Deed. A limited warranty deed (the “Deed”) in substantially the form of Exhibit J, pursuant to which Seller shall assign its fee simple interest in the Real Property to Purchaser subject only to the following permitted encumbrances (collectively, the “Permitted Encumbrances”):

(1)	Statutory liens for non-delinquent real property taxes and all assessments and unpaid installments thereof which are not delinquent, provided that all real property taxes and assessments for calendar 2014 shall be paid in full at or prior to Closing.

(2)	The Leases and any other leases executed in accordance with this Agreement after the date hereof, and the rights of the tenants thereunder.

(3)	Any other lien, encumbrance, easement or other exception or matter voluntarily imposed or consented to by Purchaser prior to or as of the Closing, but expressly excluding any Title Objections identified pursuant to Section 5.3.1 hereof and not thereafter waived, or deemed waived, by Purchaser.

(4)	All exceptions (including printed exceptions) to title contained or disclosed in the Title Report (as defined in Section 5.1.1) other than Title Objections identified pursuant to Section 5.3.1 hereof and not thereafter waived, or deemed waived, by Purchaser.

(5)	All matters, rights and interests that would be discovered by an inspection or survey of the Property other than Title Objections identified and not thereafter waived, or deemed waived, by Purchaser.

(6)	An Access, Sign, Sanitary Sewer and Drainage Easement Agreement in the form agreed to by the parties pursuant to this Agreement to be entered into and recorded prior to or contemporaneously with the Closing hereunder, and prior to the recording of the Deed.

4.2.2 General Assignment. Four (4) executed counterparts of the General Assignment.

4.2.3 Bill of Sale. Four (4) executed counterparts of the Bill of Sale.

4.2.4 Assignment of Leases, Lease Guaranties, Security Deposits and Prepaid Rents and Indemnity Agreement. Four (4) executed counterparts of the Assignment of Leases, Lease Guaranties, Security Deposits and Prepaid Rents and Indemnity Agreement assigning thereby the Leases, Lease Guaranties, and Security Deposits and providing an indemnification regarding the Commission Agreements.

4.2.5 Notices to Tenants. A notice signed by Seller (or Seller’s manager for the Improvements) addressed to tenants under the Leases in the form of Exhibit K.

4.2.6 FIRPTA Affidavit. Four (4) executed copies of an affidavit in the form of Exhibit L with respect to the Foreign Investment in Real Property Tax Act.

4.2.7 Georgia Residency Certificate. Four (4) executed copies of a Georgia residency certificate as to Seller.

4.2.8 Closing Statement. An executed settlement statement reflecting the prorations and adjustments required under Article VII.

4.2.9 Cash – Prorations. The amount, if any, required of Seller under Article VII.

4.2.10 Tenant Estoppels. One (1) executed original copy of each Tenant Estoppel received by Seller, including without limitation all of the Tenant Estoppels meeting the Tenant Estoppel Condition (unless the Tenant Estoppel Condition is waived by Purchaser).

4.2.11 Broker Affidavit. Four (4) executed copies of the Broker Affidavit in the form of Exhibit H appropriately completed by Seller and at least one (1) broker lien affidavit from Seller’s Broker, with respect to the sale hereunder, and from NAI Brannen Goddard, as to the leasing commissions required to be paid at or prior to Closing with respect to the Expotechnik Amendment, the Turnil Amendment and the Empire Lease. In lieu of Seller delivering such broker lien affidavits, Seller may cause the applicable brokers to deliver such broker lien affidavits to Escrow Agent to be held in escrow to be released upon payment at Closing.

4.2.12 Closing Certificate. Four (4) executed copies of a closing certificate in the form of Exhibit I.

4.2.13 Owner’s Affidavit. An owner’s statement or affidavit in the form attached hereto as Exhibit O.

4.2.14 Updated Rent Roll. Seller shall deliver a duly executed original certification that the Rent Roll (defined in Section 11.1.7 below) as of the Closing Date is true, correct and complete, as to the matters addressed therein, as of the Closing Date.

4.2.15 Declarations and CCRs. Seller shall deliver to Purchaser (a) an executed assignment of the “Designated Grantor’s” rights, powers and reservations under the Declaration from the current “Designated Grantor” under the Declaration in favor of Purchaser or its designated affiliate, and (b) an executed instrument from the current “Designated Grantor” under the Declaration that clarifies, to the knowledge of George Hillegass, Manager of the “Designated Grantor”, the real property that constitutes the “Submitted Premises” under the Declaration (the “Submitted Premises Confirmation”), the forms of which are attached hereto as Exhibit R and Exhibit S, respectively. The Submitted Premises Confirmation shall be recorded in the public records prior to the Deed and such assignment shall be recorded in the public records following the Deed.

4.2.16 Declaration Estoppel. One (1) executed original copy of the Declaration Estoppel (unless the Declaration Estoppel is waived by Purchaser).

4.2.17 Escrow Agreement. Four (4) executed counterparts of the escrow agreements contemplated by Sections 7.1.2(4) and/or 7.1.7, if such agreements are required under said Sections.

4.2.18 Proof of Authority. Such proof of authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any documents or certificates on behalf of Seller as may be reasonably required by Title Company.

4.2.19 Waiver of Easements. Two (2) executed counterparts of a Waiver of Easements (the “Waiver of Easements”), in the form attached hereto as Exhibit T, waiving any rights of Seller, as owner of the 1400 Parcel, and Peachtree North Associates, LLC, as owner of the Adjoining Parcel, in any easements rights referenced in that certain Affidavit recorded February 26, 2004 at Deed Book 37187, Page 187, Gwinnett County, Georgia Records. The Waiver of Easement will be recorded prior to the Deed.

4.2.20 Other Documents. Any and all customary conveyances, assignments and other instruments and/or documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the intent and purposes of this Agreement without increasing or extending the liability or obligations of Seller.

4.3 Failure to Deliver. The failure of Purchaser or Seller to make any delivery required above by and in accordance with this Article IV (except, with respect to Seller, Section 4.2.10 (Tenant Estoppels) after Seller’s commercially reasonable efforts, which shall be handled in the manner provided in Section 3.1) which is not waived by the other party shall constitute a default hereunder by Purchaser or Seller, as applicable.

ARTICLE V

INVESTIGATION OF PROPERTY

5.1 Delivery of Documents. Within two (2) days after the Effective Date, Seller shall deliver or cause to be delivered (which may include “delivery” pursuant to an on-line data site (the “Data Site”) by Seller or Seller’s Broker (hereafter defined)) to Purchaser all information in Seller’s possession or reasonable control that Purchaser has requested or may reasonably request, including, without limitation, the following:

5.1.1 Preliminary Title Report. A current preliminary title report covering the Real Property issued by Calloway Title and Escrow, LLC on behalf of the Title Company, together with copies of all documents referred to as exceptions therein (collectively, the “Title Report”), Purchaser hereby acknowledging receipt of same.

5.1.2 Survey. A current ALTA survey or surveys of the Land and Improvements prepared by a licensed surveyor (the “Survey”), Purchaser hereby acknowledging receipt of same.

5.1.3 Leases. Copies of the Leases.

5.1.4 Permits. To the extent in Seller’s possession or reasonable control, copies of all governmental permits, certificates of occupancy and approvals, in each case regarding the Real Property.

5.1.5 Warranties. Copies of all warranties or guaranties, suretyship arrangements or other agreements which are in existence with respect to roofs or other structural components of the Property or other systems, equipment or machinery at the Property owned by Seller, a comprehensive list of which is attached hereto as Exhibit M.

5.1.6 Other Due Diligence Materials. Copies of all documents and due diligence materials identified in Schedule 5.1.6; provided, however, that Seller shall have no duty to deliver any documents or materials which are identified in Schedule 5.1.6 as “Make Available” and not otherwise on the Data Site. Such documents and materials shall be available at the offices of McDonald Development Company if in the possession or reasonable control of Seller.

5.2 Physical Inspection of Property.

5.2.1 Prior to the Closing or earlier termination of this Agreement, Seller shall allow Purchaser and Purchaser’s engineers, architects, consultants or other employees and agents reasonable access to the Property during normal business hours for the limited purposes provided herein; provided, that, Purchaser acknowledges that Seller may make certain information available in the Data Site or at the offices of McDonald Development Company.

5.2.2 Purchaser and its engineers, architects, consultants and other employees and agents may exercise such access solely for the purposes of (i) reviewing contracts, books and records in the possession of Seller relating to the Property (other than any privileged, proprietary or confidential records), tenant, lease and Property files, soil reports, environmental studies and reports, surveys, and building and systems plans; (ii) reviewing records of Seller relating to operating expenses and other instruments and correspondence relating to the Property; (iii) inspecting the physical condition of the Property and conducting non-intrusive physical and environmental tests and inspections thereof; (iv) interviewing tenants, subject to the terms of the applicable Lease and the terms and conditions of this Agreement; and (v) making such other inspections, tests and studies as Purchaser shall reasonably deem necessary. Without limiting the foregoing, Purchaser’s inspection rights hereunder shall include customary requests of applicable governmental authorities relating to lien searches and any zoning code, building code and/or other land use matters; PROVIDED, HOWEVER, THAT OTHER THAN CUSTOMARY DUE DILIGENCE REQUESTS ASSOCIATED WITH A ZONING REPORT, ENVIRONMENTAL REPORT OR OTHER SIMILAR DUE DILIGENCE, PURCHASER SHALL NOT MEET WITH OR CONTACT, AND SHALL NOT PERMIT ITS ENGINEERS, ARCHITECTS, CONSULTANTS OR OTHER EMPLOYEES AND AGENTS TO MEET WITH OR CONTACT, ANY GOVERNMENTAL AUTHORITY OR AGENCY WITHOUT SELLER’S PRIOR CONSENT, NOT TO BE UNREASONABLY WITHHELD. PURCHASER SHALL NOT CONDUCT OR ALLOW ANY PHYSICALLY INTRUSIVE TESTING OF, ON

OR UNDER THE PROPERTY WITHOUT FIRST OBTAINING SELLER’S WRITTEN CONSENT AS TO THE TIMING AND SCOPE OF THE WORK TO BE PERFORMED AND THE PARTIES ENTERING INTO AN AMENDMENT HERETO OR SEPARATE AGREEMENT MEMORIALIZING SUCH SCOPE OF WORK AND ANY ADDITIONAL AGREEMENTS OF THE PARTIES WITH RESPECT TO SUCH TESTING.

5.2.3 Purchaser agrees that it will cause it and any person accessing the Property hereunder to be covered by not less than $2,000,000 (for Purchaser) or $1,000,000 (for Purchaser’s consultants) commercial general liability insurance (with, in the case of Purchaser’s coverage, a contractual liability endorsement, insuring its indemnity obligation under this Agreement), insuring all activity and conduct of such person while exercising such right of access and naming Seller as an insured, issued by a licensed insurance company qualified to do business in the State in which the Property is located and otherwise reasonably acceptable to Seller.

5.2.4 Purchaser agrees that, in the exercise of the right of access granted hereby, it will not unreasonably interfere with or permit unreasonable interference with any person occupying or providing service at the Property. Without limiting the foregoing, the inspection rights of Purchaser and its agents shall be subject to the rights of tenants under their applicable Leases and neither Purchaser nor its agents shall unreasonably interfere with such tenants or their operations. Purchaser agrees that it or its agents will not communicate with any tenant under any Lease without providing Seller with at least 24 hours prior notice and an opportunity to accompany Purchaser on any interview. Without limiting any consent or approval rights hereunder, Seller agrees to cooperate reasonably with any investigations or inspections made by or at Purchaser’s direction hereunder and, at Purchaser’s request, to exercise good faith efforts to facilitate tenant interviews.

5.2.5 Purchaser agrees to indemnify, defend, reimburse and hold harmless Seller, its affiliates, members, partners, subsidiaries, shareholders, officers, directors and agents from any loss, injury, damage, cause of action, liability, claim, lien, cost or expense, including reasonable attorneys’ fees and costs, arising from the exercise by Purchaser or its employees, consultants, agents or representatives of the right of access under this Agreement or out of any of the foregoing, except to the extent caused by Seller and except for the mere discovery of a pre-existing condition. For clarity, Purchaser shall not be required to indemnify Seller for any diminution in value in the Real Property resulting from the mere discovery of a pre-existing condition. The foregoing indemnity shall not apply to matters merely discovered by Purchaser (including its agents and employees) but not originally caused by Purchaser (including its agents and employees); except, however, (i) to the extent that the activities of Purchaser or its employees, consultants, agents or representatives exacerbate any such conditions or matter, and (ii) to the extent related to disclosure by Purchaser or its employees, consultants, agents or representatives of any information in violation of the confidentiality provision set forth in Section 13.6 hereof. The indemnity in this Section 5.2.5 shall survive the Closing or any termination of this Agreement.

5.2.6 Purchaser agrees to give Seller reasonable (24 hours) prior written notice (which may be solely by e-mail pursuant to Article XIV hereof, during the normal business hours of Seller) of its intent to conduct any inspections or tests so that Seller will have the opportunity to have a representative present during any such inspection or test, the right to do which Seller expressly reserves. Purchaser agrees to cooperate with any reasonable request by Seller in connection with the timing of any such inspection or test. If (and only if) this Agreement is terminated before Closing, Purchaser agrees to provide Seller, upon Seller’s request, with a copy of any final (or most recent draft if a final was not prepared) written inspection report (other than any privileged, proprietary or confidential materials) prepared by any third party, which shall be delivered to Seller without representation or warranty of any kind.

5.2.7 Purchaser agrees that any inspection, test or other study or analysis of the Property performed by or at the direction or request of Purchaser shall be performed at Purchaser’s expense and in strict accordance with applicable law.

5.2.8 Purchaser agrees at its own expense to promptly repair or restore the Property or, at Seller’s, option, to reimburse such party for any repair or restoration costs, if any inspection or test requires or results in any damage to or alteration of the condition of the Property, provided that Purchaser shall have no obligation to repair or restore any damage caused by Seller or any latent defect or other pre-existing condition merely discovered by Purchaser or its employees, consultants, agents or representatives. The obligations set forth in this Section 5.2.8 shall survive any termination of this Agreement.

5.3 Investigation Period. Purchaser shall have the right to make the following investigations.

5.3.1 Title and Survey. Purchaser acknowledges receipt of the Title Report and Survey. Seller acknowledges receipt of written notice from Purchaser of its objections (the “Title Objections”) with respect to the Title Report and the Survey based on its review thereof. Any matters of title or survey in the Title Report or the Survey and not contained in such written notice are conclusively deemed to be accepted and approved by Purchaser, except for New Title Objections (as defined below) and for Survey matters expressly reserved by Purchaser in its Title Objections, in each case not subsequently waived as provided in the next paragraph. Seller shall have until 5:00 p.m., Atlanta, Georgia time, on December 5, 2014 or, if later, the date this Agreement is executed by Purchaser and Seller, to notify Purchaser that Seller (a) will cause or (b) elects not to cause any or all of the Title Objections disclosed therein to be removed or, subject to Purchaser’s approval (in Purchaser’s sole discretion), insured over by the Title Company. Seller’s failure to notify Purchaser within such period as to any Title Objection shall be deemed an election by Seller not to remove or have the Title Company insure over such Title Objection. If Seller notifies or is deemed to have notified Purchaser that Seller shall not remove nor have the Title Company insure over any or all of the Title Objections, Purchaser shall have until the expiration of the Investigation Period, to (i) terminate this Agreement, which termination shall be subject to the terms of Section 5.4, or (ii) waive such Title Objections and proceed to Closing without any abatement or reduction in the Purchase Price on account of such Title Objections. If

Purchaser does not give such notice within the applicable response period, Purchaser shall be deemed to have elected to waive such Title Objections. For the avoidance of doubt, Purchaser shall not be required to accept any Curative Endorsements or affirmative insurance over Title Objections unless Purchaser, in its sole discretion, approves same in writing.

Notwithstanding anything herein to the contrary, if the Title Report or Survey is re-issued or updated after the Title Objection deadline, Purchaser shall have the right to object (each, a “New Title Objection”) to any additional matter of title or survey disclosed or contained in any such update (notwithstanding the passage of the Investigation Period). If Seller is unable or unwilling to cause any such New Title Objection to be removed or, subject to Purchaser’s approval (in Purchaser’s sole discretion), insured over by the Title Company by the earlier of five (5) days following receipt by Seller of a New Title Objection or the Closing Date, Purchaser shall have the right either to (i) waive such New Title Objection and proceed to Closing without any adjustment in the Purchase Price, or (ii) terminate this Agreement, which termination shall be subject to the terms of Section 5.4. If Purchaser does not give such notice on or before the Closing Date, Purchaser shall be deemed to have elected to waive such New Title Objection.

5.3.2 General Investigation. In addition, Purchaser shall have the period commencing on the date hereof and ending on the Effective Date (the “Investigation Period”) to notify Seller that Purchaser, in its sole and absolute discretion, for any reason or no reason, has elected to terminate this Agreement. If Purchaser fails to deliver a written notice to Seller waiving its termination right hereunder on or before the expiration of the Investigation Period, then this Agreement shall terminate automatically, which termination shall be subject to the terms of Section 5.4. If Purchaser delivers written notice waiving its termination right under this Section 5.3.2, Purchaser shall be conclusively deemed to have fully approved the Property and the condition thereof and to have elected to proceed with this transaction pursuant to this Agreement and this condition shall be deemed satisfied. For clarity, Purchaser acknowledges that the Investigation Period has expired with the execution of this Agreement.

5.4 Effect of Termination. If Purchaser terminates this Agreement (or this Agreement is otherwise terminated) in accordance with Section 5.3, then the Deposit shall be returned to Purchaser and, thereafter, all further rights and obligations of the parties shall cease and terminate without any further liability of either party to the other (except for any indemnities and those other obligations which are specifically provided to survive a termination as provided in this Agreement).

5.5 No Obligation to Cure. Notwithstanding anything to the contrary set forth in this Article V, Seller shall be obligated to remove or bond over prior to or at Closing, at Seller’s expense, (a) any mortgages or deeds to secure debt encumbering the Property entered into or assumed by Seller; (b) any mechanics or materialmen’s liens for work done by or at the request of Seller; and (c) any judgment liens, U.S. tax liens or real property tax liens (except for any taxes not yet due and payable, other than as otherwise provided herein) against Seller for a sum certain. Except as set forth in the immediately preceding sentence, nothing contained in this Agreement or otherwise shall require Seller to render its title marketable or to remove or correct any exception or matter disapproved by Purchaser or to spend any money or incur any liability or expense in order to do so.

5.6 Copies of Third Party Reports. Purchaser, upon Seller’s request, shall provide Seller with copies of all final (or most recent draft if a final was not prepared) written third party reports generated with respect to the Property (other than any privileged, proprietary or confidential materials), provided that any environmental studies or reports shall only be delivered if specifically requested by Seller, in writing; provided, further, such materials will be delivered to Seller without representation or warranty of any kind.

ARTICLE VI

THE CLOSING

6.1 Date and Manner of Closing. Subject to all conditions to closing contained in this Agreement having been satisfied (or deemed satisfied) or waived in writing, Escrow Agent shall close the escrow (the “Closing”) on December 29, 2014, or such earlier date as may be acceptable to Purchaser and Seller (the “Closing Date”), time being of the essence (subject only to either party’s express rights of extension or cure provided herein, in which event the party exercising such right will give the other party written notice, not less than three (3) business days’ prior to the scheduled Closing Date, of the extended Closing Date), by recording and delivering all documents and funds as set forth in Article VIII.

ARTICLE VII

PRORATION, FEES, COSTS AND ADJUSTMENTS

7.1 Prorations. At least five (5) business days prior to the Closing, Seller shall determine the proposed amounts of the prorations in accordance with this Agreement and notify Purchaser thereof. Purchaser shall review and approve such determination promptly and prior to the Closing, such approval not to be unreasonably withheld or delayed. Seller and Purchaser shall work together in good faith and in a cooperative manner to resolve any discrepancies or issues with respect to the proposed amounts of the prorations. Thereafter, Purchaser and Seller shall each inform Escrow Agent of such amounts.

7.1.1 Certain Items Prorated. In accordance with the notifications, Escrow Agent shall prorate between the parties (and the parties shall deposit funds therefor with Escrow Agent or shall instruct Escrow Agent to debit against sums held by Escrow Agent owing to such party), as of 11:59 p.m., Atlanta, Georgia time, on the day before Closing, if the balance of the Purchase Price is received by Escrow Agent by 1:00 p.m., Atlanta, Georgia time, on the day of Closing (and as of 11:59 p.m., Atlanta, Georgia time, on the day of Closing if the balance of the Purchase Price is not timely received by Escrow Agent), all income and expenses with respect to the Property and payable to or by the owner of the Property, expressly excluding all such expenses which are required to be paid directly by a tenant or occupant of the Property pursuant to the terms of a lease or other written agreement with a tenant or other occupant (it being understood that Seller shall have no responsibility for paying same), including, without limitation, the following to the extent applicable: (i) all real property taxes and assessments on the basis of the fiscal period for which assessed (if the Closing shall occur before the tax rate is fixed, the apportionment of taxes shall be based on the tax rate for the preceding period applied to the latest assessed valuation and after the Closing, when the actual real property taxes are finally fixed, Seller and Purchaser shall promptly make a recalculation of such proration, and the appropriate party shall make the applicable payment reflecting the recalculation to the other party); (ii) rents and other tenant payments and tenant reimbursements (collectively, “Tenant Payments”) if any, received under the Leases; (iii) charges for water, sewer, electricity, gas, fuel and other utility charges payable by Seller, all of which to the extent applicable (if any) shall be read promptly before Closing, unless Seller elects to close its own applicable account, in which event Purchaser shall open its own account and the respective charges shall not be prorated; (iv) intentionally deleted; (v) amounts prepaid and amounts accrued but unpaid on service contracts entered into and permitted pursuant to Section 13.4 (if any) which are to be assumed by Purchaser; (vi) association fees and other common area charges; and (vii) periodic fees for licenses, permits or other authorizations with respect to the Property. For the purposes of this Section 7.1.1, the tenant under the Empire Lease (defined below) shall be deemed to have prepaid base rent during the “free rent” period under the Empire Lease at the base monthly rent payable during the first full month after the expiration of the “free rent” period and, therefore, in the proration of the Tenant Payments pursuant to this Section 7.1.1, Purchaser shall receive a credit for such deemed rent with respect to the “free rent” period under the Empire Lease from and after the date of the Closing. Assuming that the “Commencement Date” under the Empire Lease is December 16, 2014, and the Closing occurs on the scheduled Closing Date of December 29, 2014, the credit against the Purchase Price for the portion of the free rent period following the Closing Date shall be $121,391.19 based on a per diem rent credit of $886.07 per day to January 15, 2015, plus four (4) months at $26,582 per month, with the free rent period ending May 15, 2015. The adjustment obligations in this Section 7.1.1 shall survive the Closing for a period of one hundred twenty (120) days, except that if the final bill for real estate taxes and assessments with respect to the Property for the calendar year in which the Closing occurs has not been received, such obligations with respect to such real estate taxes and governmental assessments shall survive for a period of one (1) year.

7.1.2 Leasing Costs. Except as hereafter expressly set forth in this Section 7.1.2 with respect to the Empire Lease and the Turnils Amendment (as such terms are herein defined):

(1) Purchaser shall be responsible for all leasing commissions, tenant improvement costs and/or other tenant incentives for any new lease or Lease renewals or expansions entered into or exercised between December 1, 2014 and the Closing Date pursuant to and in accordance with Sections 13.3 or 13.4, and shall reimburse Seller for same to the extent paid by Seller prior to Closing. Any commissions under the foregoing sentence which are payable monthly shall, for the month in which Closing occurs, be prorated. The provisions of this subparagraph (1) shall survive Closing without limitation by the provisions of Sections 16.8 and 16.15 hereof

(2) Seller shall be responsible for all leasing commissions, tenant improvement costs and/or other tenant incentives, whenever same may be payable (now or in the future), with respect to (a) all Leases entered into by Seller prior to December 1, 2014 (but not relating to the exercise of any renewal or expansion thereunder on or after such date) and any renewals or expansions exercised or occurring prior to such date, and (b) any Leases (whether relating to the initial or renewal term thereof or any expansion of the space leased thereunder) if such leasing commissions, tenant improvement costs and/or other tenant incentives are not disclosed in (i) the Rent Roll, (ii) the Leases or (iii) the commission agreements listed in in Exhibit C attached hereto (the “Commission Agreements”) delivered to Purchaser (directly or in the Data Site). Purchaser shall receive a credit against the Purchase Price at Closing in an amount equal to the then unpaid costs, incentives and commissions, if any, which are the responsibility of Seller under the foregoing sentence, and Seller shall retain responsibility for same to the extent not so credited at Closing. To the extent Purchaser receives a credit against the Purchase Price, Purchaser shall be required to pay the applicable costs, incentives and commissions when due. The provisions of this subparagraph (2) shall survive Closing without limitation by the provisions of Sections 16.8 and 16.15 hereof.

(3) Purchaser shall be responsible for all tenant improvement costs and other tenant incentives disclosed in the Leases with respect to any Lease renewal or expansion exercised after the Closing Date. In addition, Purchaser agrees to indemnify, defend and hold harmless (a) Seller and (b) to the extent a party to the applicable Commission Agreement(s), Peachtree North Associates, LLC, a Georgia limited liability company, from and against any claim for any leasing commissions disclosed in the Commission Agreements if Purchaser fails to pay such leasing commissions in connection with any Lease renewal or expansion exercised after the Closing Date, to the extent such payment is required by the Commission Agreements and subject to the terms and conditions thereunder. The foregoing indemnity shall include, without limitation, any costs of collection of Seller or Peachtree North Associates, LLC (including, without being limited to, reasonable attorneys’ fees and disbursements) incurred by or against Seller and/or Peachtree North Associates, LLC with respect to a claim by Seller and/or Peachtree North Associates, LLC covered by the foregoing indemnity that is not promptly paid by Purchaser. Peachtree North Associates, LLC is hereby expressly made a third party beneficiary of this subparagraph (3). For clarity, Purchaser shall not have the right to require that Seller or Peachtree North Associates, LLC pay any such amount prior to seeking indemnification or defense pursuant to this subparagraph (3). The provisions of this subparagraph (3) shall survive Closing, without limitation by the provisions of Sections 16.8 and 16.15 hereof; provided, however, that the indemnity set forth herein shall automatically terminate and be of no further force or effect as of the date title to the Property (or any portion thereof) is sold, conveyed or transferred to any entity that is not a Purchaser Affiliate (as defined in Section 16.9), with respect to any and all Commission Agreements associated with any tenants or Leases of the Property

(or such portion thereof) so sold, conveyed or transferred, anything in this Agreement to the contrary notwithstanding. For clarity, the intent of the preceding sentence with respect to the sale of a portion of the Property is that if one or more of the four (4) parcels on Exhibit A hereto is sold, such termination shall apply to, and only to, the Leases for space in the Buildings on the parcel(s) so sold.

(4) Purchaser and Seller acknowledge that Seller has entered into a Lease with Empire Today, LLC, dated September 12, 2014 (the “Empire Lease”), and that occupancy by the tenant thereunder may occur after the Closing if the tenant improvements (the “Empire Improvements”) required under the Empire Lease to be provided by Seller, as landlord under the Empire Lease, have not been completed as of the Closing Date. Seller shall use commercially reasonable efforts to complete and fully pay for the Empire Improvements prior to Closing. However, in the event such improvements are not completed prior to Closing, Seller shall be required to complete the Empire Improvements following Closing as hereinafter provided, at the expense of Seller, and Seller shall be responsible for the commission payable upon the occupancy by the tenant under the Empire Lease (one-half of the commission for the initial term having been paid by Seller prior to the date hereof and any remaining one-half being due upon initial occupancy). In addition, Seller has entered into a Fifth Amendment to Lease dated November 11, 2014 (the “Turnils Amendment”) with Turnils North America, Inc. (“Turnils”), under which a tenant allowance is payable to Turnils and a leasing commission is also payable. If such commissions with respect to the Empire Lease or the Turnils Amendment are not paid at or prior to Closing, or if the tenant allowance has not been paid to Turnils at or prior to Closing, then any such unpaid amount(s) shall be credited to Purchaser at the Closing and Purchaser shall assume the obligation to make such payments as and when due. To the extent any such commission (or a portion thereof) has been paid, Seller will provide a copy of a cancelled check, an acknowledgement of receipt and/or other evidence thereof reasonably acceptable to Purchaser (confirming payments made and amounts remaining due, if any) prior to Closing. To the extent any of the tenant improvement allowance has been paid with respect to the Turnils Amendment, Seller shall deliver copies of paid receipts/invoices, lien waivers, releases and/or other evidence of payment reasonably acceptable to Purchaser (confirming payments made and amounts remaining due, if any) prior to Closing. With respect to the Empire Improvements, Seller shall deliver copies of paid receipts/invoices, lien waivers, releases and/or other evidence of the construction of such improvements and payment of the cost thereof reasonably acceptable to Purchaser (including evidence of percentage of work performed, payments made and amounts remaining due, if any, and evidence of final inspection and signoff by all appropriate governmental authorities, including a certificate of occupancy, if applicable, as to the Empire Improvements) prior to Closing. To the extent the Empire Improvements have not been completed and fully paid for by Closing, Seller shall diligently pursue completion of the Empire Improvements following Closing in accordance with the terms and conditions of the Empire Lease and, at Closing, an amount equal to 125% of the remaining cost for and/or unpaid sums related to the Empire Improvements as mutually agreed to by the parties, shall be deposited into escrow with Escrow Agent pursuant to an escrow agreement, the form and substance of which shall be agreed to by Purchaser and Seller no later than the Closing Date. The escrow agreement shall address Seller’s obligation to complete the Empire Improvements in accordance with the terms and conditions of the Empire Lease and fully pay for same, the conditions to the release of the escrowed funds for the Empire Improvements (including a certificate of occupancy and certificate of substantial completion, in each case with respect to the Empire Improvements), and the assignment of any contractor warranties for the Empire Improvements, and shall otherwise be on such other terms and conditions as shall be mutually acceptable to the parties. The terms of the escrow agreement governing the Empire Improvements shall govern over any conflicting provisions set forth herein.

(5) Purchaser shall be entitled to a credit at Closing for the remaining balance of the tenant improvement allowance due to Expotechnik under the Expotechnik Amendment, up to the amount of $7,223.40.

The provisions of this Section 7.1.2 shall survive Closing.

7.1.3 Taxes. All real property taxes and assessments associated with the Property for calendar year 2014 shall be paid in full (with evidence thereof to be provided to Purchaser) prior to Closing. Real property tax refunds and credits received after the Closing which are attributable to a fiscal tax year prior to the Closing shall belong to Seller after reimbursements due to tenants. Any such refunds and credits attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Purchaser after deducting the reasonable out-of-pocket expenses of collection thereof and refunds due to tenants. This apportionment obligation shall survive the Closing, without limitation by the provisions of Section 16.8 hereof.

7.1.4 Security and Other Deposits. If applicable, at the Closing, Seller shall deliver to Purchaser all unapplied refundable security deposits (plus interest accrued thereon to the extent required to be paid by any Lease or applicable law) required to be held by Seller under the Leases and Purchaser shall pay Seller an amount equal to all utility and contract deposits then held by third parties with respect to the Property and transferred to Purchaser hereunder. If there are any security deposits held by Seller in the form of letters of credit or surety bonds, Seller shall take all reasonable steps necessary to enable such letters of credit or bonds to be assigned at Closing and assign its rights to such deposits thereunder to Purchaser and shall cooperate reasonably with Purchaser in respect of the reissuance of any such letters of credit or bonds in the name of Purchaser. Any transfer fees associated with the transfer of security deposits in the form of letters of credit shall be paid by Seller. The obligations under the preceding two (2) sentences shall survive Closing.

7.1.5 Adjustments.

(1) Delinquent Tenant Payments shall not be prorated and all rights thereto shall be retained by Seller, who reserves the right to collect and retain such delinquent Tenant Payments, and Purchaser agrees to cooperate with Seller in Seller’s efforts to collect such Tenant Payments; provided, however, that Seller shall not be entitled to terminate any Lease or commence a dispossession or eviction proceeding against the delinquent tenant. If at any time after the Closing Purchaser shall receive any such delinquent Tenant Payments (all of which Purchaser shall use commercially reasonable efforts to obtain for a period of up to ninety (90) days following Closing), Purchaser shall immediately remit such Tenant Payments to Seller, provided that any monies received by Purchaser from a delinquent tenant shall be applied first to current rents then due and payable (after subtracting for reasonable and actual costs of collection) and then to delinquent rents in the inverse order in which they became due and payable.

(2) If the Tenant Payments required to be made by the tenant include percentage rent, additional rent or escalation charges or reimbursements for real property taxes, operating expenses or other charges, Seller and Purchaser shall at the Closing reasonably estimate the unpaid amount thereof attributable to any period prior to the Closing and Seller shall pay the amount of any overcollection to Purchaser at the Closing as a closing statement credit; provided, in the event of an undercollection, the amount of the undercollection shall be paid by Purchaser to Seller outside of escrow within five (5) business days after receipt from the applicable tenant in connection with the year-end expense reconciliation process under the Leases. Calculations under this provision shall be subject to recalculation pursuant to Section 7.1.5(3) below.

(3) In any case where sufficient information is not available at Closing to make an accurate proration, Seller and Purchaser shall reasonably estimate the proration at Closing and shall make a recalculation of the apportionment thereof as soon as the necessary information becomes available, at which time Seller or Purchaser, as the case may be, promptly shall make an appropriate payment to the other based upon such recalculation; provided, however, Seller and Purchaser shall endeavor to have all prorations described in this Section 7.1 final as soon as possible and no later than one hundred twenty (120) days following the Closing (one (1) year with respect to real estate taxes and governmental assessments if a final bill therefor was not received for the Closing Adjustments). If neither Seller nor Purchaser has received written request from the other on or before such one hundred twentieth (120th) day (or, if applicable, first anniversary of the Closing, with respect to real estate taxes and governmental assessments only), then Purchaser and Seller shall each be deemed to have waived any right to seek such reapportionment. Subject to the terms of the preceding sentence, any errors or omissions in computing apportionments shall be corrected promptly after their discovery.

The provisions of this Section 7.1.5 shall survive Closing for a period of one hundred twenty (120) days (one (1) year with respect to real estate taxes and governmental assessments if a final bill therefor was not received for the Closing Adjustments).

7.1.6 Insurance. At a minimum, Seller shall maintain liability and property insurance of evidenced by the ACORD certificate(s) attached hereto as Schedule 7.1.6, which coverage shall be canceled as of the Closing, and Seller shall receive any premium refund due thereon.

7.1.7 ESFR Project. Seller is in the process of installing an ESFR sprinkler system in the Building located at 1200 Northbrook Parkway (the “ESFR Project”), which project is described in the scope of work under AIA Form A107 Abbreviated Form of Agreement Between Owner and Contractor, dated July 22, 2014, by and between Seller and McDonald Construction Services, Inc. Seller shall use commercially reasonable efforts to complete and fully pay for the ESFR Project prior to Closing. However, in the event the ESFR Project is not completed by Closing, Seller shall be required to complete the ESFR Project following Closing as hereinafter provided, at the expense of Seller. With respect to the ESFR Project, Seller shall deliver copies of paid receipts/invoices, lien waivers, releases and/or other evidence of the construction of such project and payment of the cost thereof reasonably acceptable to Purchaser (including evidence of the percentage of work performed, payments made and amounts remaining due, if any, and evidence of final inspection and signoff by all appropriate governmental authorities, including a certificate of completion, if applicable) prior to Closing. To the extent the ESFR Project has not been completed and fully paid for by Closing, Seller shall diligently pursue completion of the ESFR Project following Closing in compliance with all applicable laws and, at Closing, an amount equal to 125% of the remaining cost for and/or unpaid sums related to the ESFR Project as mutually agreed to by the parties, shall be deposited into escrow with Escrow Agent pursuant to an escrow agreement, the form and substance of which shall be agreed to by Purchaser and Seller no later than the Closing Date. The escrow agreement shall address Seller’s obligation to complete the ESFR Project in accordance with all applicable laws and fully pay for same, the conditions to the release of the escrowed funds for the ESFR Project, and the assignment of any contractor warranties for the ESFR Project, and shall otherwise be on such other terms and conditions as shall be mutually acceptable to the parties. The terms of the escrow agreement governing the ESFR Project shall govern over any conflicting provisions set forth herein.

7.2 Seller’s Closing Costs. Seller shall pay (i) one-half of Escrow Agent’s escrow fee or escrow termination charge, (ii) Seller’s own attorneys’ fees, (iii) the cost of any Curative Endorsements requested by Seller (expressly excluding any endorsements obtained by Purchaser), (iv) one-half of any transfer taxes on the conveyance hereunder, and (v) recording fees.

7.3 Purchaser’s Closing Costs. Purchaser shall pay (i) one-half of Escrow Agent’s escrow fee or escrow termination charge, (ii) the cost of the Title Report delivered by Seller to Purchaser, the premium for the Title Policy, and the cost of any title insurance endorsements ordered by Purchaser beyond any Curative Endorsements, (iii) any costs incurred in connection with Purchaser’s investigation of the Property pursuant to Article V, including, without limitation, the cost of any new environmental assessment commissioned by Purchaser, (iv) the cost of the survey delivered by Seller to Purchaser (the cost of which shall not exceed Ten Thousand and No/100 Dollars ($10,000.00)) and the costs of any modifications or additions to the Survey at the request of Purchaser, (v) one-half of any transfer taxes on the conveyance hereunder, and (vi) Purchaser’s own attorneys’ fees. Any closing costs not addressed in Sections 7.2 or 7.3 hereof shall be allocated between the parties in accordance with local custom.

ARTICLE VIII

DISTRIBUTION OF FUNDS AND DOCUMENTS

8.1 Delivery of the Purchase Price. At the Closing, Escrow Agent shall deliver the Purchase Price to Seller, and the transaction shall not be considered closed until such delivery and receipt occurs.

8.2 Other Monetary Disbursements. Escrow Agent shall, at the Closing, arrange for wire transfer (i) to Seller, or order, as instructed by Seller, all sums and any proration or other credits to which Seller is entitled and less any appropriate proration or other charges and (ii) to Purchaser, or order, any excess funds therefor delivered to Escrow Agent by Purchaser and all sums and any proration or other credits to which Purchaser is entitled and less any appropriate proration or other charges.

8.3 Recorded Documents. Escrow Agent shall cause the Deed and any other closing documents that Seller or Purchaser desires to record to be recorded with the appropriate county recorder and, after recording, returned to the grantee, beneficiary or person acquiring rights under said document or for whose benefit said document was required.

8.4 Documents to Purchaser. Escrow Agent shall at the Closing deliver by overnight express delivery to Purchaser the following:

(a) one conformed copy of the Deed;

(b) two originals of the General Assignment;

(c) two originals of the Bill of Sale;

(d) one original of each Tenant Estoppel not previously delivered to Purchaser;

(e) one original of the Notice to Tenant for each tenant;

(f) two originals of the FIRPTA Affidavit of Seller;

(g) two originals of the Georgia residency certificate of Seller;

(h) one original of a Broker’s Lien Waiver from the Seller’s Broker;

(i) one original of the Closing Statement;

(j) two originals of the Assignment of Leases, Lease Guaranties, Security Deposits and Prepaid Rents and Indemnity Agreement;

(k) two originals of the Closing Certificate;

(l) one (1) conformed copy of each of the Waiver of Easements, the Assignment of Designated Grantor’s Rights and the Confirmation of Submitted Premises; and

(m) one original of the Title Policy.

8.5 Documents to Seller. Escrow Agent shall at the Closing deliver by overnight express delivery to Seller, the following:

(a) one conformed copy of the Deed;

(b) two originals of the General Assignment;

(c) two originals of the Bill of Sale;

(d) one copy of each Tenant Estoppel;

(e) one copy of the Notice to Tenant for each tenant;

(f) two originals of the FIRPTA Affidavit of Seller;

(g) two originals of the Georgia residency certificate of Seller;

(h) one original of the Closing Statement;

(i) two originals of the Assignment of Leases, Lease Guaranties, Security Deposits and Prepaid Rents and Indemnity Agreement;

(j) two originals of the Closing Certificate;

(k) one (1) original of the Waiver of Easements;

(l) one copy of the Title Policy;

(m) one (1) conformed copy of the Assignment of Designated Grantor’s Rights; and

(n) one (1) conformed copy of the Confirmation of Submitted Premises.

8.6 All Other Documents. Escrow Agent shall at the Closing deliver by overnight express delivery, each other document received hereunder by Escrow Agent to the person acquiring rights under said document or for whose benefit said document was required.

ARTICLE IX

RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

9.1 Return of Seller’s Documents. If this Agreement is terminated for any reason, Purchaser shall, upon Seller’s request, deliver to Seller all documents and materials relating to the Property previously delivered to Purchaser by Seller (or certify as to the destruction thereof) and, upon Seller’s request, copies of all final (or most recent draft if a final was not prepared) written reports or studies obtained by Purchaser from third parties in connection with the Property and Purchaser’s investigation thereof (other than any privileged, proprietary or confidential materials); provided, however, that Purchaser shall not deliver copies of any environmental report or assessment unless specifically requested by Seller, in writing. Such items shall be delivered without representation or warranty of any kind (as to accuracy or completeness or otherwise) and with no right of Seller to rely thereon without the consent of the third party. Escrow Agent shall deliver all documents and materials deposited by Seller and then in Escrow Agent’s possession to Seller and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Escrow Agent to Seller (or such destruction, as applicable) of such documents and materials, Escrow Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled, and Escrow Agent shall have no further liability with regard to such documents and materials to Seller.

9.2 Return of Purchaser’s Documents. If this Agreement is terminated for any reason, Escrow Agent shall deliver all documents and materials deposited by Purchaser and then in Escrow Agent’s possession to Purchaser and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Escrow Agent to Purchaser (or such destruction, as applicable) of such documents and materials, Escrow Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Escrow Agent shall have no further liability with regard to such documents and materials to Purchaser.

9.3 Deposit. If this Agreement is terminated (i) pursuant to any of the Excepted Provisions or (ii) due to the failure of a condition set forth in Section 3.1 or, subject to Section 10.2 hereof, a Seller default, then Purchaser shall be entitled to obtain the return of the Deposit pursuant to Section 9.4 below. If the Closing does not take place and this Agreement is terminated for any reason other than those set forth in subclauses (i) or (ii) of the immediately preceding sentence, Seller shall be entitled to the Deposit by retaining or causing Escrow Agent to deliver the Deposit to Seller pursuant to Section 9.4 below.

9.4 Disbursement of Deposit. Purchaser may, at any time on or before the expiration of the Investigation Period, demand, by written notice or email notice received by Escrow Agent prior to the expiration of the Investigation Period, and with a copy of such notice to Seller, a return of the Deposit and Escrow Agent immediately shall return the Deposit to Purchaser, without the necessity of providing any notice to Seller and without waiting seven (7) business days. If the Deposit has not been released earlier in accordance with the first sentence of this Section 9.4, and Escrow Agent receives a notice from either party instructing Escrow Agent to deliver the Deposit to such party, Escrow Agent shall promptly deliver a copy of the notice to the other party. If the other party does not object to the delivery of the Deposit as set forth in the notice within seven (7) business days after its receipt of the copy of the notice from Escrow Agent (or the party providing the notice, if applicable), Escrow Agent shall, and is hereby authorized to, deliver the Deposit to the party requesting it pursuant to the notice. Any objection hereunder shall be by notice setting forth the nature and grounds for the objection and shall be sent to Escrow Agent and to the party requesting the Deposit.

9.5 No Effect on Rights of Parties; Survival. The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may have under Article X with respect to the enforcement of this Agreement. The obligations under this Article IX shall survive termination of this Agreement.

ARTICLE X

DEFAULT

10.1 Seller’s Remedies. IF PURCHASER FAILS TO COMPLETE THE ACQUISITION AS HEREIN PROVIDED SOLELY BY REASON OF A DEFAULT OF ITS OBLIGATIONS HEREUNDER, SELLER SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT AND RECEIVE AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AND, THEREAFTER THE PARTIES SHALL BE RELEASED FROM ANY FURTHER OBLIGATIONS HEREUNDER OTHER THAN PURSUANT TO ANY PROVISION HEREOF WHICH EXPRESSLY SURVIVES THE TERMINATION OF THIS AGREEMENT. BY INITIALING BELOW, PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. PURCHASER AND SELLER AGREE THAT SELLER’S RIGHT TO TERMINATE THIS AGREEMENT AND RETAIN THE DEPOSIT SHALL BE THE SOLE REMEDY OF SELLER AT LAW IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 10.1, IF PURCHASER BRINGS AN ACTION AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, RECORDS A LIS PENDENS OR OTHERWISE ENJOINS OR RESTRICTS SELLER’S ABILITY TO SELL AND TRANSFER THE PROPERTY OR REFUSES TO CONSENT TO OR INSTRUCT RELEASE OF THE DEPOSIT TO SELLER IF SUCH CONSENT OR INSTRUCTION IS REQUIRED BY ESCROW AGENT (EACH A “PURCHASER’S ACTION”), SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION 10.1 FROM BRINGING AN ACTION AGAINST PURCHASER SEEKING EXPUNGEMENT OR RELIEF FROM ANY IMPROPERLY FILED LIS PENDENS, INJUNCTION OR OTHER RESTRAINT, AND/OR RECOVERING FEES, COSTS AND EXPENSES (INCLUDING REASONABLE THIRD PARTY ATTORNEYS’ FEES ACTUALLY INCURRED) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF ANY PURCHASER’S ACTION BUT ONLY IF AND TO THE EXTENT THAT SELLER IS THE PREVAILING PARTY AND ENTITLED TO SUCH FEES PURSUANT TO SECTION 16.5; AND THE AMOUNT OF ANY SUCH FEES, COSTS AND EXPENSES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED

DAMAGES SET FORTH HEREIN. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. NOTHING IN THIS AGREEMENT SHALL, HOWEVER, BE DEEMED TO LIMIT PURCHASER’S LIABILITY TO SELLER FOR DAMAGES OR INJUNCTIVE RELIEF FOR BREACH OF PURCHASER’S INDEMNITY AND REPAIR OBLIGATIONS UNDER SECTION 5.2.5 AND/OR SECTION 5.2.8 ABOVE OR ANY OTHER INDEMNITY OBLIGATION OF PURCHASER UNDER SECTION 7.1.2(3) OR SECTION 11.2.1 OF THIS AGREEMENT OR FOR ATTORNEYS’ FEES AND COSTS AS PROVIDED IN SECTION 16.5 BELOW.

ACCEPTED AND AGREED TO:

/s/ JRM	/s/ AK
Seller	Purchaser

10.2 Purchaser’s Remedies. IF THE SALE IS NOT COMPLETED AS HEREIN PROVIDED BY SOLELY REASON OF ANY DEFAULT OF SELLER, PURCHASER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, TO EITHER (I) (A) TERMINATE THIS AGREEMENT (BY DELIVERING NOTICE TO SELLER WHICH INCLUDES A WAIVER OF ANY RIGHT, TITLE OR INTEREST OF PURCHASER IN THE PROPERTY), AT WHICH TIME THE DEPOSIT WILL BE RETURNED TO PURCHASER, AND (B) IF PURCHASER SO ELECTS TO RECEIVE SUCH REIMBURSEMENT FROM SELLER, PURCHASER’S ACTUAL OUT-OF-POCKET THIRD-PARTY COSTS INCURRED AS PART OF THE NEGOTIATION OF THIS AGREEMENT AND PURCHASER’S DUE DILIGENCE EFFORTS HEREUNDER, SUBJECT TO A CAP OF SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00), PROVIDED THAT PURCHASER SHALL NOTIFY SELLER OF SUCH CLAIM, IF AT ALL, WITHIN THE SIXTY (60) DAY PERIOD FOLLOWING THE OCCURRENCE OF SUCH DEFAULT OF SELLER (THE “LIMITATION PERIOD”); OR (II) TREAT THIS AGREEMENT AS BEING IN FULL FORCE AND EFFECT AND PURSUE ONLY THE SPECIFIC PERFORMANCE OF THIS AGREEMENT, PROVIDED THAT PURCHASER MUST COMMENCE ANY ACTION FOR SPECIFIC PERFORMANCE WITHIN SIXTY (60) DAYS AFTER THE SCHEDULED CLOSING DATE. PURCHASER WAIVES ANY RIGHT TO PURSUE ANY OTHER REMEDY AT LAW OR EQUITY FOR ANY DEFAULT OF SELLER, INCLUDING, WITHOUT LIMITATION, ANY RIGHT TO SEEK, CLAIM OR OBTAIN DAMAGES (OTHER THAN FOR COSTS UNDER CLAUSES (I)(B) AND ATTORNEYS’ FEES UNDER SECTION 16.5), PUNITIVE DAMAGES OR CONSEQUENTIAL DAMAGES. IN NO CASE SHALL SELLER EVER BE LIABLE TO PURCHASER UNDER ANY STATUTORY, COMMON LAW, EQUITABLE OR OTHER THEORY OF LAW, EITHER PRIOR TO OR FOLLOWING THE CLOSING, FOR ANY LOST RENTS, PROFITS, “BENEFIT OF THE BARGAIN,” BUSINESS OPPORTUNITIES OR ANY FORM OF CONSEQUENTIAL DAMAGE IN CONNECTION WITH ANY CLAIM, LIABILITY, DEMAND OR CAUSE OF ACTION IN ANY WAY OR MANNER RELATING TO THE PROPERTY, THE CONDITION OF THE PROPERTY, THIS AGREEMENT, OR ANY TRANSACTION OR MATTER BETWEEN THE PARTIES CONTEMPLATED HEREUNDER. PURCHASER’S REMEDIES HEREUNDER ARE IN ADDITION TO THE

RIGHT TO RECEIVE THE RETURN OF THE DEPOSIT TO THE EXTENT IT IS NOT APPLIED TO THE PURCHASE PRICE IN CONNECTION WITH PURCHASER’S ACTION FOR SPECIFIC PERFORMANCE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 10.2, IF SELLER BRINGS AN ACTION AGAINST PURCHASER FOR AN ALLEGED BREACH OR DEFAULT BY PURCHASER OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR REFUSES TO CONSENT TO OR INSTRUCT RELEASE OF THE DEPOSIT TO PURCHASER IF SUCH CONSENT OR INSTRUCTION IS REQUIRED BY ESCROW AGENT (EACH A “SELLER’S ACTION”), PURCHASER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION 10.2 FROM BRINGING AN ACTION AGAINST SELLER SEEKING EXPUNGEMENT OR RELIEF FROM ANY IMPROPERLY FILED INJUNCTION OR OTHER RESTRAINT, AND/OR RECOVERING FEES, COSTS AND EXPENSES (INCLUDING REASONABLE THIRD PARTY ATTORNEYS’ FEES ACTUALLY INCURRED) WHICH PURCHASER MAY SUFFER OR INCUR AS A RESULT OF ANY SELLER’S ACTION BUT ONLY IF AND TO THE EXTENT THAT PURCHASER IS THE PREVAILING PARTY AND ENTITLED TO SUCH FEES PURSUANT TO SECTION 16.5; AND THE AMOUNT OF ANY SUCH FEES, COSTS AND EXPENSES AWARDED TO PURCHASER SHALL BE IN ADDITION TO THE CAPPED COSTS RECOVERABLE BY PURCHASER HEREUNDER. WITHOUT LIMITING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO LIMIT SELLER’S LIABILITY TO PURCHASER FOR ANY INDEMNITY OBLIGATION OF SELLER UNDER SECTION 11.1.2 OF THIS AGREEMENT OR FOR ATTORNEYS’ FEES AND COSTS AS PROVIDED IN SECTION 16.5 BELOW.

ACCEPTED AND AGREED TO:

/s/ JRM	/s/ AK
Seller	Purchaser

10.3 Cure Period. Upon default by either party and prior to the non-defaulting party undertaking the remedies provided for in Section 10.1 or Section 10.2, as applicable, the non-defaulting party shall notify the defaulting party of its default, and, unless such default is waived by the non-defaulting party, the defaulting party shall have a one-time period ending on the earlier of 12:00 noon on December 31, 2014 or three (3) days following receipt of such notice in which to cure its default (the “Cure Period”). If the defaulting party does not cure its default prior to the expiration of the Cure Period, the non-defaulting party may proceed in accordance with Section 10.1 and Section 10.2.

ARTICLE XI

REPRESENTATIONS AND WARRANTIES

11.1 Seller’s Warranties and Representations. The matters set forth in this Section 11.1 constitute representations and warranties by Seller which are now and (subject to matters contained in any notice given pursuant to the next succeeding sentence) shall, in all material respects, at the Closing be true and correct. If Seller has actual knowledge that any of the representations and warranties contained in this Article XI may cease to be true or correct in any material respect, Seller shall give prompt notice to Purchaser (which notice shall include copies of the instrument, correspondence, or document, if any, upon which Seller’s notice is based). The preceding sentence shall not limit Purchaser’s rights under Section 10.2 above if any Seller representations or warranties are untrue or incorrect in any material respect due to a breach by Seller hereunder or limit Purchaser’s right to terminate this Agreement as a result of the failure of the condition precedent set forth in Section 3.1.4 above. As used in this Section 11.1, the phrase “to the extent of Seller’s actual knowledge” and other references in this Agreement to the knowledge of Seller shall mean, and be limited to, the actual knowledge of John R. McDonald, President of McDonald Development Company (the property manager of Seller), J. Austin McDonald, COO of McDonald Development Company, and Kara Bass, a Property Manager of McDonald Development Company, having the Property as one of her duties, who are familiar with the Property and in the best position to confirm the truth and accuracy of Seller’s representations and warranties. There shall be no duty imposed or implied to investigate, inquire, inspect, or audit any such matters, and there shall be no personal liability on the part of any such individual.

11.1.1 No Broker. Seller has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement other than Cushman & Wakefield (the “Seller’s Broker”). Seller shall pay the brokerage commission due to Seller’s Broker with respect to this sale pursuant to a separate agreement. Seller shall indemnify, defend and hold harmless Purchaser from and against any costs, expenses, liabilities, claims, demands, suits, judgments and interest, including, without being limited to, reasonable attorneys’ fees and disbursements actually incurred, arising out of or in connection with any claim by Seller’s Broker or any other broker or agent with respect to the sale under this Agreement, the negotiation of this Agreement or the sale transaction contemplated herein claiming through Seller. The provisions of this paragraph shall survive Closing or any termination of this Agreement, without limitation by the provisions of Section 16.8 hereof, and shall not be subject to Section 16.15 hereof.

11.1.2 Organization. Seller has been duly formed, validly exists and is in good standing in the jurisdiction of its formation and in the state in which the Property is located.

11.1.3 Power and Authority. Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

11.1.4 Proceedings. Seller has not received any written notice of any pending or threatened condemnation or similar proceeding affecting any part of the Property.

11.1.5 Contravention. To the knowledge of Seller, Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.

11.1.6 FIRPTA. Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

11.1.7 Leases. The rent roll attached to this Agreement as Schedule 11.1.7 (the “Rent Roll”) is true, correct and complete in all material respects as to the matters presented therein. The Leases reflected in the Rent Roll comprise the only leases or occupancy agreements with the owner of the Property, and, to the knowledge of Seller, the only subleases, which affect the Property as of the Effective Date and there are no parties with a right to possession of any part of the Property except those identified in the Rent Roll. Seller makes no representation as to licenses between a tenant and a licensee. Seller has not received written notice that Seller has breached or defaulted under any Lease, which breach or default has not previously been cured by Seller. To Seller’s knowledge, no tenant is in default in the payment of rent or other charges under its Lease or otherwise in material default under its Lease. Seller has not given a written notice of default in calendar year 2014 which has not been resolved or waived. To Seller’s knowledge, all tenant improvement work to the Property required to be constructed by Seller under the Leases prior to the Effective Date, if any, has been completed and paid in full, except for the Empire Lease. To Seller’s knowledge, all tenant improvement allowances and other tenant concessions or inducements to be provided by Seller to tenants under the Leases prior to the Effective Date, if any, have been paid in full, except for the Empire Lease and the Turnils Amendment. Seller has not granted to any party any option, rights of first refusal or other similar right with respect to a purchase or sale of the Property.

11.1.8 Leasing Brokers. To Seller’s knowledge, all commissions and/or fees which were due and payable to brokers or agents on account of the original execution of the Leases or any renewals or expansions exercised prior to the Effective Date have been paid in full and satisfied, except as otherwise provided in Section 7.1.2 with respect to the Empire Lease and the Turnils Amendment. All leasing commissions which are now due and payable have been paid or at Closing such leasing commissions will be paid or Purchaser will receive a credit therefor. Seller has delivered (directly or in the Data Site) true, correct and complete copies of all Commission Agreements and any amendments thereto (and there are no other leasing commission agreements relating to the Leases or the Property).

11.1.9 Contracts. Any service contracts, equipment leases and maintenance agreements existing as of the date hereof will be terminated at or prior to the Closing. Seller’s property management agreement with Seller’s manager of the Property shall also be terminated at Closing.

11.1.10 Employees. Seller has no employees on-site at the Property providing on-site services to the Property and all such services are performed by Seller’s manager of the Property, provided that all such services shall be terminated at Closing.

11.1.11 Litigation. There are no actions, suits, proceedings or claims pending with service of process upon Seller or an affiliate or the property manager of the Property or, to Seller’s knowledge, pending without such service of process, or, to the extent of Seller’s actual knowledge, threatened, before any court, commission, regulatory body, administrative agency or other governmental body with respect to the Property, or the ability of Seller to consummate the transaction contemplated by this Agreement. There is no ongoing appeal with respect to taxes or special assessments on the Property for any year, and any consultants engaged to perform work with respect to appeals of taxes or special assessments on the Property have been paid in full.

11.1.12 Hazardous Materials. To Seller’s knowledge, except as set forth in any material, information or document made available for review by Purchaser in a conference room at the offices of McDonald Development Company at the time Purchaser or its representative was reviewing files at such offices or delivered (directly, or by inclusion in the Data Site) by Seller to Purchaser, Seller has received no written notice from any governmental agency or authority that any Hazardous Materials (as hereinafter defined) are stored, used or located at the Property in violation of any Environmental Law (as hereinafter defined). For the purposes of this Agreement, the term “Hazardous Materials” means petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas or synthetic gas useable for fuel (or mixtures of natural gas or synthetic gas) and any substance, material, waste, pollutant or contaminant regulated by, or listed or defined as hazardous or toxic under, any Environmental Law. The term “Environmental Law” means the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the Effective Date, together with their implementing regulations and guidelines as of the Effective Date, and all state, regional, county, municipal, local and other laws, rules, regulations and ordinances that are equivalent or similar to the federal laws recited above or that regulate Hazardous Materials.

11.1.13 Export Controls; PATRIOT Act.

(1) Export Controls.

(A) None of the Seller or any beneficial owner of Seller is (i) a Specially Designated National or Blocked Person (as defined below); (ii) owned or controlled by, or acting for or on behalf of, directly or indirectly, one or more Specially Designated Nationals or Blocked Persons; (iii) directly or indirectly owned or controlled by the government of any country (or an agency or instrumentality of the government of any country) that is itself subject to an embargo or economic sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other U.S. government entity (“Embargoed/Sanctioned Country”); (iv) acting on behalf of a government (or its agencies or instrumentalities) of any Embargoed/Sanctioned Country; or (v) directly or indirectly involved in business arrangements or otherwise engaged in transactions with a Specially Designated National or Blocked Person or an Embargoed/Sanctioned Country.

(B) None of the Seller’s assets is subject to any blocking or similar order pursuant to any U.S. sanctions administered by OFAC or other U.S. government entity.

(C) As used in this Section 11.1.13 and Section 11.2.7, the term “Specially Designated National or Blocked Person” means a person or entity (i) designated by OFAC from time to time as a “specially designated national or blocked person” or of a similar status included on the Specially Designated Nationals and Blocked Persons List (the “SDN List”); (ii) included on any other list, similar to the SDN List, maintained by the United States Department of State, Department of Commerce or any other U.S. government authority or pursuant to any Executive Order of the President or otherwise; (iii) whose equity is more than 50% owned by one or more Specially Designated Nationals or Blocked Persons; or (iv) otherwise identified by the U.S. government as a person with whom U.S. persons are prohibited from transacting business.

(2) AML/PATRIOT Act. Neither Seller nor to Seller’s knowledge, any beneficial owner of Seller is:

(A) listed on the Annex to the Order (as defined below), the SDN List or on any other similar list maintained by the United States Department of State, Department of Commerce or any other government authority or pursuant to any Executive order of the President or otherwise (such lists are collectively referred to as the “Lists”);

(B) has been determined by competent authority to be subject to the prohibitions contained in the Orders (as defined below); or

(C) is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(D) As used in this Section 11.1.13 and Section 11.2.7, the term “Orders” means Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar requirements contained in the rules and regulations issued thereunder and in any enabling legislation or other Executive Orders or regulations in respect thereof.

Notwithstanding anything contained herein to the contrary, for the purposes of this Section 11.1.13 and Section 11.1.14 below, the phrase “any beneficial owner of Seller” shall not include any member, limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Seller or in the holder of any direct or indirect interest in Seller.

11.1.14 PATRIOT Act Notice. Seller hereby covenants and agrees that if Seller obtains knowledge that Seller or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Seller shall promptly notify Purchaser in writing, and in such event, Purchaser shall have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Seller, and, should Purchaser exercise such right, the Deposit shall be returned to Purchaser and the parties shall be released from all further rights and obligations under this Agreement (except for those obligations which are specifically provided to survive a termination as provided in this Agreement).

11.1.15 Notices. To the Seller’s knowledge, Seller has received no written notice from any applicable governmental authority of a violation of governmental requirements with respect to the Property that has not previously been corrected. Seller agrees that in the event it receives any such written notice prior to the Closing Date, it will provide to Purchaser a copy of any such notice.

11.1.16 Documents. To Seller’s knowledge, Seller has delivered or caused to be delivered or included in the Data Site to Purchaser true, correct and complete copies of all documents described in Section 5.1.1 – 5.1.5, or Schedule 5.1.6 (other than those marked “Make Available”) to the extent in Seller’s possession or reasonable control.

11.1.17 Utility Deposits. To Seller’s knowledge, except as set forth in Exhibit N attached hereto, there are no utility deposits held in Seller’s name that Purchaser would have to credit to Seller at Closing pursuant to Section 7.1.4 of this Agreement.

11.1.18 No Bankruptcy. No petition in bankruptcy (voluntary or otherwise), attachment, execution proceeding, assignment for the benefit of creditors, or petition seeking reorganization or insolvency, arrangement or other action or proceeding under federal or state bankruptcy law is pending against or contemplated (or, to Seller’s knowledge, threatened) by or against Seller or any direct or indirect manager or managing member of Seller.

11.1.19 No Contractual or Donative Commitments. Except as disclosed in the Title Report, Seller has not made any contractual or donative commitments relating to the Property to any governmental authority, quasi-governmental authority, utility company, community association, property owner’s association or to any other organization, group, or individual which would impose any obligation upon Purchaser to make any contribution or dedication of money or land, or to construct, install or maintain any improvements of a public or private nature on or off the Property.

11.1.20 Cell Tower. Seller has not received any written notice of default from the grantee or operator of the cell tower on the 1327 Parcel pursuant to Grant of Easement dated October 12, 2010 and recorded December 29, 2010 at Deed Book 50465, Page 774, Gwinnett County, Georgia records.

The representations and warranties of Seller set forth in this Section 11.1 shall survive Closing for the Survival Period (as defined in Section 16.8 below), except for those under Section 11.1.1 hereof which shall survive Closing or termination of this Agreement without regard to the limitations of Section 16.8 hereof.

11.2 Purchaser’s Warranties and Representations. The matters set forth in this Section 11.2 constitute representations, warranties and covenants by Purchaser which are now and shall, in all material respects, at the Closing be true and correct. As used in this Agreement, the phrase “to Purchaser’s knowledge” and other references to the knowledge or actual knowledge of Purchaser shall mean, and be limited to, the actual knowledge of either or both of Matthew Breaux and Emily Santangelo which Purchaser hereby certifies are the individuals responsible for, and with the knowledge of the information gathered from, Purchaser’s due diligence review and are in the best position to confirm the truth and accuracy of Purchaser’s representations and warranties (and no others), without duty of inquiry whatsoever and without imposing any personal liability on the part of either such individual.

11.2.1 No Broker. Purchaser has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement. Purchaser shall indemnify, defend and hold harmless Seller from and against any costs, expenses, liabilities, claims, demands, suits, judgments and interest, including, without being limited to, reasonable attorneys’ fees and disbursements, arising out of or in connection with any claim by any broker or agent with respect to the sale under this Agreement, the negotiation of this Agreement or the sale transaction contemplated herein claiming through Purchaser. The provisions of this Section 11.2.1 shall survive Closing or any termination of this Agreement, without limitation by the provisions of Section 16.8 hereof, and shall not be subject to Section 16.15 hereof.

11.2.2 Organization. Purchaser has been duly formed, validly exists and is in good standing in the jurisdiction of its formation.

11.2.3 Power and Authority. Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The foregoing sentence is subject to receipt of approval from Purchaser’s board of directors during the Investigation Period and if this Agreement is not terminated during the Investigation Period, this sentence shall be deemed deleted.

11.2.4 Independent Investigation. The consummation of this transaction shall constitute Purchaser’s acknowledgment that it has independently inspected and investigated the Property or will do so during the Investigation Period and has made and entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Property.

11.2.5 Purchaser Reliance. Purchaser is experienced in and knowledgeable about the ownership and management of real estate and, except for the representations and warranties of Seller set forth in this Agreement or in the documents to be delivered by Seller at Closing (collectively, the “Closing Documents”), it has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Property, its condition, value and potential. Purchaser agrees that, notwithstanding the fact that it has received certain information from Seller or its agents or consultants, Purchaser has relied solely upon and will continue to rely solely upon its own analysis and will not rely on any information provided by Seller or its agents or consultants, except for the warranties and representations set forth in Section 11.1 or in the Closing Documents.

11.2.6 Contravention. To the knowledge of Purchaser, Purchaser is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.

11.2.7 Export Controls; PATRIOT Act.

(1) Export Controls

(A) None of the Purchaser or any beneficial owner of Purchaser is (i) a Specially Designated National or Blocked Person; (ii) owned or controlled by, or acting for or on behalf of, directly or indirectly, one or more Specially Designated Nationals or Blocked Persons; (iii) directly or indirectly owned or controlled by the government of any country (or an agency or instrumentality of the government of any country) that is itself subject to an embargo or economic sanctions administered by OFAC or other Embargoed/Sanctioned Country; (iv) acting on behalf of a government (or its agencies or instrumentalities) of any Embargoed/Sanctioned Country; or (v) directly or indirectly involved in business arrangements or otherwise engaged in transactions with a Specially Designated National or Blocked Person or an Embargoed/Sanctioned Country.

(B) None of the Purchaser’s assets is subject to any blocking or similar order pursuant to any U.S. sanctions administered by OFAC or other U.S. government entity.

(2) AML/PATRIOT Act. Neither Purchaser nor to Purchaser’s knowledge, any beneficial owner of Purchaser is:

(A) listed on the Annex to the Order, the SDN List or on any other List;

(B) has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(C) is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

Notwithstanding anything contained herein to the contrary, for the purposes of this Section 11.2.7 and Section 11.2.8 below, the phrase “any beneficial owner of Purchaser”

shall not include any member, limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Purchaser or in the holder of any direct or indirect interest in Purchaser.

11.2.8 PATRIOT Act Notice. Purchaser hereby covenants and agrees that if Purchaser obtains knowledge that Purchaser or any of its direct or indirect beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser shall promptly notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement without penalty or liability to Purchaser immediately upon delivery of written notice thereof to Purchaser, and, should Seller exercise such right, the Deposit shall be returned to Purchaser and the parties shall be released from all further rights and obligations under this Agreement (except for those obligations which are specifically provided to survive a termination as provided in this Agreement).

The representations and warranties of Purchaser set forth in this Section 11.2 shall survive Closing for the Survival Period (as defined in Section 16.8 below), except for those under Section 11.2.1 hereof which shall survive Closing or termination of this Agreement without regard to the limitations of Section 16.8 hereof.

11.3 Limitations on Seller’s Warranties and Representations.

11.3.1 No Other Warranties and Representations. Except as specifically set forth in this Article XI or the Closing Documents, Seller has not made or authorized anyone to make, any warranty or representation as to the Leases, leasing commission agreements, any contracts, any written materials delivered to Purchaser, the persons preparing such materials, the truth, accuracy or completeness of such materials, the present or future physical condition, development potential, zoning, building or land use law or compliance therewith, the operation, income generated by, or any other matter or thing affecting or relating to the Property or any matter or thing pertaining to this Agreement or the Property. Purchaser expressly acknowledges that no such warranty or representation has been made and that Purchaser is not relying on any warranty or representation whatsoever other than as is expressly set forth in this Article XI or the Closing Documents. Purchaser shall accept the Property “as is”, “where is” and “with all faults” and in its condition on the date of Closing, subject only to the representations and warranties of Seller expressly set forth in this Agreement or the Closing Documents, and Purchaser hereby acknowledges and agrees that, except for such representations and warranties of Seller herein or in the Closing Documents, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, OR AS TO, THE CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, INCLUDING WITHOUT LIMITATION ANY WARRANTY RELATING TO THE CONDITION OF THE PROPERTY, ITS SUITABILITY FOR PURCHASER’S PURPOSES OR THE STATUS OF THE

PROPERTY’S MAINTENANCE OR OPERATION OR OTHERWISE CONCERNING OR RELATING IN ANY WAY TO THE PROPERTY. Subject to the representations and warranties of Seller expressly set forth in this Agreement or the Closing Documents, upon Closing, Purchaser, for itself and its successors and assigns, hereby waives and releases Seller, its affiliates and their officers, directors, members, employees, and agents (collectively, the “Seller Parties”) from any and all contractual, statutory, common law, and/or other liabilities, obligations, claims or causes of action, known or unknown, that Purchaser or its successors and assigns may be entitled to assert against any of the Seller Parties arising in whole or in part of, or relating or connected in any way to, the condition of the Property, including, but not limited to, any such liabilities, obligations, claims or causes of action based in whole or in part upon any applicable federal, state or local environmental law, ordinance, rule or regulation or the environmental condition of the Property. The releases pursuant to this Section 11.3.1 shall survive the Closing hereunder, without limitation by the provisions of Section 16.8 hereof, and shall not be merged into any deed or other document delivered at or in connection with the Closing. Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this Section 11.3.1 and has discussed its import with legal counsel and that the provisions of this Section 11.3.1 are a material part of this Agreement. Seller has not made, does not make, and has not authorized anyone else to make any representation not set forth in Section 11.1 of this Agreement.

11.3.2 No Environmental Representations. Except for the representation set forth in Section 11.1.12 above, Seller does not make any representations or warranties as to whether the Property contains asbestos, radon or any hazardous materials or harmful or toxic substances, or pertaining to the extent, location or nature of same, if any. Further, to the extent that Seller has provided to Purchaser information from any inspection, engineering or environmental reports concerning asbestos, radon or any hazardous materials or harmful or toxic substances, Seller does not make any representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports.

11.3.3 Release of Claims. Subject to the express provisions hereof, Purchaser acknowledges and agrees that Seller does not make any representation or warranty (except for the representations set forth in Section 11.1 above) as to, and, upon Closing, Purchaser, for itself, its successors and assigns, hereby waives and releases the Seller Parties from any present or future claims, at law or in equity, whether known or unknown, foreseeable or otherwise, arising from or relating to, the condition of the Property, including without limitation the presence or alleged presence of asbestos, radon, petroleum, petroleum products, or any hazardous materials or harmful or toxic substances in, on, under or about the Property, including without limitation any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, (iii) this Agreement, or (iv) the common law (collectively, the “Claims”). Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this Section 11.3.3 and has discussed its import with legal counsel and that the provisions of this Section 11.3.3 are a material part of this Agreement. It is the intent of Purchaser, upon Closing, to release all Claims that Purchaser has or may have against Seller, known or unknown. Notwithstanding any other provisions contained herein, or in any document or instrument delivered in connection with the transfer contemplated hereby, to the contrary (including, without limitation, any language providing for survival of certain provisions hereof or thereof), Purchaser hereby acknowledges and agrees that (a) prior to Closing, Purchaser’s sole recourse in the event of Seller default shall be as set forth in Section 10.2 hereof, and (b) except for the Excluded Liabilities (hereafter defined), any indemnity contained herein or in the Closing Documents and any claim made within the Survival Period set forth in Section 16.8 hereof, Seller shall, upon consummation of Closing, be deemed to have satisfied and fulfilled all of Seller’s covenants and obligations contained in this Agreement and the documents delivered pursuant hereto, and Seller shall have no further liability to Purchaser or otherwise with respect thereto. It is expressly agreed among the parties that the provisions of Section 16.8 hereof are deemed incorporated, as to Seller, into each of the closing documents to be delivered at Closing, except the Limited Warranty Deed to be delivered at Closing and except for any indemnity provision contained in any of the closing documents to be delivered at Closing, each of which shall not be subject to the terms of Section 16.8. SUBJECT TO THE PRECEDING TWO SENTENCES, THIS RELEASE IS INTENDED TO BE A GENERAL RELEASE. For clarity, the releases pursuant to this Section 11.3.3 shall survive the Closing hereunder, without limitation by the provisions of Section 16.8 hereof, and shall not be merged into any deed or other document delivered at or in connection with the Closing.

11.3.4 Qualifications to Representations. If (i) Purchaser has as of the date of this Agreement, or (ii) Purchaser acquires from the date of this Agreement through the Closing Date, actual knowledge that Seller’s representations are inaccurate, untrue or incorrect in any respect, then such representations and warranties shall be deemed modified to reflect such knowledge. The preceding sentence shall not limit Purchaser’s rights under Section 10.2 above if any Seller representations or warranties are untrue or incorrect due to a breach by Seller under this Agreement or limit Purchaser’s right to terminate this Agreement as a result of the failure of the condition precedent set forth in Section 3.1.4 above. Purchaser shall be deemed to know a representation or warranty is untrue, inaccurate or incorrect if this Agreement or any files, documents, materials, analyses, studies, tests, reports or other information delivered (directly or by inclusion in the Data Site) to Purchaser or its representative, whether in written or electronic form, or otherwise obtained from whatever source by Purchaser contains information which contradicts or is inconsistent with such representation or warranty. To the extent that Seller’s representations are modified pursuant to this Section 11.3.4 and Purchaser nevertheless consummates this transaction, Seller shall not have any liability with respect to Seller’s representations to the extent of such modified matters, and no Seller breach shall be deemed to have occurred in relation thereto. References herein to the knowledge, deemed knowledge or actual knowledge of Purchaser shall mean, and be limited to, the actual knowledge of either or both of Matthew Breaux and Emily Santangelo which Purchaser hereby certifies are the individuals responsible for, and with the knowledge of the information gathered from, Purchaser’s due diligence review, and are in the best position to confirm the truth and accuracy of Purchaser’s representations and warranties (and no others) as provided in Section 11.2.

11.3.5 Change in Conditions. Purchaser acknowledges and agrees that the Seller representations as set forth in this Agreement are, by their nature, made as of the date of this Agreement on the basis of facts, circumstances, and, where applicable, the Seller’s knowledge as of such date. To the extent that any such facts, circumstances or such knowledge change after the date hereof due to (i) any actions, events or circumstances that occur after the date of this Agreement outside of the reasonable control of Seller or (ii) any actions, events or circumstances that are permitted pursuant to the terms of this Agreement or are not precluded by this Agreement, and such changes cause the Seller representations to be incorrect or untrue, in any material respect, then Seller shall promptly notify Purchaser in writing of such changes, and the Seller representations shall be deemed modified by such changed facts, circumstances and knowledge, and Seller shall have no liability for losses arising therefrom so long as the Seller representations were true and correct in all material respects as of the date of this Agreement. The preceding sentence shall not limit Purchaser’s rights under Section 10.2 above if any Seller representations are untrue or incorrect due to a breach by Seller under this Agreement or Purchaser’s right to terminate this Agreement as a result of the failure of the condition precedent set forth in Section 3.1.4 above.

11.3.6 Survival. This Section 11.3 shall survive the Closing.

11.4 Indemnities.

11.4.1 Indemnification by Seller. Following the Closing and subject to the remainder of this Section 11.4 and Sections 10.2, 16.8 and 16.15, Seller agrees to indemnify and hold harmless Purchaser from and against any and all suits, claims, losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable and actual attorneys’ fees and court costs) (collectively, “Losses”), and pay all Losses, suffered or incurred by Purchaser after Closing in connection with any of Seller’s representations or warranties set forth in Section 11.1 herein, as qualified by Sections 11.1 and 11.3, not being true and correct in any material respect. Seller’s aggregate liability for its indemnification obligations under this Section 11.4.1 shall not exceed the Maximum Liability Cap (defined below in Section 16.15), and no claim by Purchaser may be made and Seller shall not be liable for any Losses unless and until Purchaser’s claims for such Losses are for an aggregate amount in excess of Thirty-Five Thousand and No/100 Dollars ($35,000.00) (the “Liability Basket”), in which event Seller’s liability respecting any Losses shall be for the entire amount thereof (as applicable), subject to the Maximum Liability Cap. Notwithstanding the foregoing, Seller’s liability under this indemnity provision, shall be limited in accordance with the remainder of this Section 11.4 and Sections 10.2, 16.8 and 16.15 hereof, it being agreed that the indemnity contained in Section 11.1.1 hereof is not so limited.

11.4.2 Indemnification by Purchaser. Following the Closing and subject to the remainder of this Section 11.4 and Sections 16.8 and 16.15, Purchaser agrees to indemnify and hold harmless Seller from and against any and all Losses, and pay all

Losses, suffered or incurred by Seller after Closing in any connection with any of Purchaser’s representations or warranties set forth in Section 11.2 herein not being true and correct in any material respect. Purchaser’s aggregate liability for its indemnification obligations under this Section 11.4.2 shall not exceed the Maximum Liability Cap, and no claim by Seller may be made and Purchaser shall not be liable for any Losses under this Section 11.4.2 unless and until Seller’s claims for such Losses are for an aggregate amount in excess of the Liability Basket, in which event Purchaser’s liability respecting any Losses shall be for the entire amount thereof (as applicable), subject to the Maximum Liability Cap set forth in this sentence. Notwithstanding the foregoing, Purchaser’s liability under this indemnity provision shall be limited in accordance with the remainder of this Section 11.4 and Sections 16.8 and 16.15 hereof, it being agreed that the indemnity contained in Section 11.2.1 hereof is not so limited.

11.4.3 Title Losses; Subrogation as to Losses Paid. In the event of any Losses with respect to matters of title or survey, Purchaser shall first use its commercially reasonable efforts to seek insurance recoveries in respect of such Losses against the title insurance policy obtained by Purchaser and for the purposes of a claim against Seller, any Losses suffered by Purchaser shall be calculated after giving effect to any amounts recovered from such title insurance policy. In the event a Loss is paid by an indemnifying party, the indemnifying party shall be subrogated to the rights of the indemnified party to any insurance claim rights and rights against third parties that the indemnified party may have or have had with respect to such Losses to the extent permitted by the applicable insurance coverage. If any insurance proceeds or other recoveries from third parties are actually realized (in each case calculated net of the reasonable actual third party out-of-pocket costs and expenses associated with such recoveries) by an indemnified party subsequent to the receipt by such indemnified party of an indemnification payment hereunder in respect of the claims to which such insurance proceedings or third party recoveries relate, the indemnified party shall hold such amounts in trust and appropriate refunds shall be made promptly to the indemnifying party regarding the amount of such indemnification payment.

11.4.4 Indemnification as Sole Remedy. If the Closing has occurred, then the sole and exclusive remedy for a breach by the other party of the representations and warranties set forth in Section 11.1 and Section 11.2, respectively, shall be the indemnifications provided for under this Section 11.4, or to the indemnity of Purchaser under Section 11.2.1 or the indemnity of Seller under Section 11.1.1.

11.4.5 Cap/Basket and Survival Period Not Applicable to Certain Obligations. Notwithstanding the foregoing to the contrary, the monetary caps and baskets set forth in this Agreement shall not apply to Seller’s or Purchaser’s liabilities and obligations with respect to (a) post-Closing prorations under Section 7.1, (b) claims for payments related to leasing costs (including leasing commissions, tenant improvement work and other tenant incentives) under Section 7.1.2 or any other provision of this Agreement, (c) the indemnity provided in Section 7.1.2(3) hereof, (d) the warranty of title under the Deed, or (e) the indemnities under Sections 11.1.1 and 11.2.1 (collectively, the “Excluded Liabilities”). In addition, the Survival Period shall not apply to the Excluded Liabilities, which shall survive Closing without limitation, except for post-Closing prorations under Section 7.1 which shall survive Closing as provided therein.

11.4.6 Survival. Except as otherwise expressly provided in this Section 11.4, this Section 11.4 shall survive the Closing for the Survival Period under Section 16.8 hereof.

ARTICLE XII

CASUALTY AND CONDEMNATION

Promptly upon learning thereof, Seller shall give Purchaser written notice of any condemnation, damage or destruction of the Property hereafter occurring prior to the Closing. If prior to the Closing all or a material portion of the Property is condemned, damaged or destroyed, Purchaser shall have the option of either (i) proceeding to Closing pursuant to this Agreement and applying the proceeds of any condemnation award or payment under any insurance policies (other than business interruption or rental loss insurance) toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller and not applied to repair or restoration, receiving from Seller as a credit against the Purchase Price an amount equal to any applicable deductible under any such insurance policy and receiving an assignment from Seller of Seller’s right, title and interest in any such awards or payments not theretofore received by Seller, or (ii) terminating this Agreement by delivering written notice of such termination to Seller and Escrow Agent within fifteen (15) days after Purchaser has received written notice from Seller of such material condemnation, damage or destruction (and the Closing Date shall be extended as needed to allow for the lapse of such 15-day period), in which case the Deposit shall be returned to Purchaser. If, prior to the Closing, a portion of the Property is condemned, damaged or destroyed and such portion is not a material portion of the Property, then Purchaser shall proceed to Closing pursuant to this Agreement and the proceeds of any condemnation award or any insurance payment, to the extent such condemnation awards or insurance payments have been received by Seller and not applied to repair or restoration, and an amount equal to any applicable deductible (in the case of insurance) shall be applied toward the payment of the Purchase Price, and Seller shall assign to Purchaser all of Seller’s right, title and interest in any unpaid awards or payments. Following the Investigation Period, Seller shall obtain Purchaser’s prior written approval prior to making expenditures for the repair of any damage caused by casualty or condemnation unless such repair is required under any Lease or the existing loan with JPMorgan Chase Bank. For purposes of this Article XII, the term “material portion” shall mean (a) a portion greater than five percent (5%), by square feet, of all of the Buildings or more than twenty-five percent (25%), by square feet, of any single Building, (b) any Major Tenant has the right to terminate its respective Lease and has not waived such right, (c) more than twenty percent (20%) of the tenants (by rentable square feet) of the Property or any single Building has the right to terminate their Leases and have not waived such right, (d) such portion as results in the absence of commercially reasonable access to the Property, or (e) such portion that results in a material and adverse reduction in the number of parking spaces at the Property.

ARTICLE XIII

CONDUCT PRIOR TO CLOSING

13.1 Conduct. From and after the date hereof, Seller shall operate and maintain the Property in accordance with Seller’s past practice and standard business procedures, including performing non-capital maintenance of the Property which are reasonably required in the ordinary course of business, are Seller’s obligations under the Leases and/or are otherwise in accordance with its standard business procedures. For clarity, Seller shall not be obligated to incur any capital expense, except a capital expense which would otherwise have typically been incurred by Seller in accordance with Seller’s past practice and standard business procedures with respect to a condition which was not reasonably discoverable by Purchaser. Notwithstanding the foregoing, if the aggregate amount of the capital expenses pursuant to the preceding sentence is greater than Fifty Thousand Dollars ($50,000), Seller shall have the right to terminate this Agreement, unless Purchaser waives the obligation of Seller to incur such capital expenses.

13.2 Actions Prohibited. Seller shall not, without the prior written approval of Purchaser, which approval will not be unreasonably withheld or delayed prior to the date that is three (3) business days prior to the end of the Investigation Period and, thereafter, may be granted or withheld in Purchaser’s sole discretion:

(1) make any material structural alterations or additions to the Property except as (a) in the ordinary course of operating the Property, (b) required for maintenance and repair in the ordinary course of business as required by Section 13.1, (c) required by the Leases or (d) required by this Agreement;

(2) sell, transfer, encumber or change the status of title of all or any portion of the Property;

(3) change or attempt to change, directly or indirectly, the current zoning of the Real Property; or

(4) following the date that is three (3) business days prior to the expiration of the Inspection Period, cancel, amend or modify any license or permit held by Seller with respect to the Property or any part thereof which would be binding upon Purchaser after the Closing.

13.3 Modification of Leases. Seller may not cancel, amend, or modify any Leases in any manner unless (i) expressly required by the Leases, including, without limitation, the exercise of a renewal option contained in the Lease, or (ii) approved by Purchaser which approval shall not be unreasonably withheld prior to the date that is three (3) business days prior to the end of the Investigation Period and, thereafter, may be granted or withheld in Purchaser’s sole discretion. If Seller shall request Purchaser’s approval to any of the foregoing matters,

Purchaser shall have five (5) business days from its receipt of such request to give Seller notice of its approval or disapproval of such matter. If Purchaser does not give such notice, such matter shall be deemed approved by Purchaser.

13.4 New Leases and Contracts. Prior to the date that is three (3) business days prior to the expiration of the Investigation Period, Seller may enter into any new lease or contract affecting the Property, or any part thereof, provided notice is given to Purchaser within five (5) business days after such action and in any event at least three (3) business days prior to the expiration of the Investigation Period. After the date that is three (3) business days prior to the expiration of the Investigation Period, Seller may not enter into any new lease or contract without Purchaser’s consent, which consent may be granted or withheld in Purchaser’s sole discretion. Notwithstanding the preceding sentence, after the date that is three (3) business days prior to the expiration of the Investigation Period, Seller may not enter into any new contract without Purchaser’s consent, unless doing so is in the ordinary course of operating the Property and the contract either (i) will not be binding on Purchaser or (ii) is cancelable on thirty (30) days or less notice without penalty or premium. Seller shall promptly notify Purchaser of any new contracts entered into by Seller following the Effective Date without Purchaser’s consent.

If Seller shall request Purchaser’s approval to any of the foregoing matters, Purchaser shall have five (5) business days from its receipt of such request to give Seller notice of its approval or disapproval of such matter. If Purchaser does not give such notice within said 5-business day period, such matter shall be deemed approved by Purchaser.

13.5 Assignment of Equipment/Property Warranties. Seller shall, at Purchaser’s sole cost and expense, reasonably cooperate with Purchaser to take any steps which are a pre-requisite to the assignment and transfer to Purchaser at Closing of any roof, HVAC, equipment, appliance, software and other warranties or guaranties relating to the Property, including, without limitation, using commercially reasonable efforts, at Purchaser’s sole cost and expense, to obtain consent to the assignment of any such warranties or guaranties that are not assignable without consent.

13.6 Confidentiality. Seller and Purchaser shall, prior to the Closing, maintain the confidentiality of this sale and purchase and shall not, except as required by law or governmental regulation applicable to Seller or Purchaser (including without limitation the requirements of the United States Securities and Exchange Commission), disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than investors or prospective investors in Seller or Purchaser, the principals of Seller’s Broker, Escrow Agent, the Title Company, Purchaser’s and Seller’s direct or indirect partners, members, shareholders, directors, officers, lenders, attorneys and accountants and such other persons whose assistance is required in carrying out the terms of this Agreement. Neither Purchaser nor Seller shall at any time issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior written approval of the other party. However, Seller and Purchaser will each have the right to issue a press release in connection with the Closing, provided that the other party approves of such press release, which approval shall not be unreasonably withheld. Purchaser agrees that all documents and information regarding the Property of whatsoever nature provided to it by Seller or Seller’s agents that is not generally known or available to the public and the results of all tests and studies of the Property (collectively, the “Proprietary Information”) are confidential and, prior to Closing, Purchaser shall not disclose any Proprietary Information to any other person except those assisting it with the analysis of the Property, and only after directing such person’s to abide by these confidentiality restrictions. This Section 13.6 shall survive the termination of this Agreement.

13.7 Right to Cure. If any title defect or other matter which would entitle Purchaser to terminate this Agreement shall first arise after Purchaser notifies Seller of its Title Objections pursuant to Section 5.3.1 and prior to Closing, then unless Purchaser shall waive such title matter or other matter, Seller may elect, by written notice to Purchaser, to cure such title defect or other matter by causing it to be removed or, subject to Purchaser’s approval (in Purchaser’s sole discretion) insured over, or bonded and Seller may, on a one-time basis, adjourn the Closing up to, but not later than, 12:00 noon, Atlanta, Georgia time, on December 31, 2014 to do so. If Seller elects to extend the Closing Date and the title defect or other matters is still not cured prior to the expiration of such extension period, then Purchaser may terminate this Agreement by delivering written notice to Seller of such termination at least one (1) business day prior to the extended Closing Date, in which case the Deposit shall be returned to Purchaser and the parties shall have no further liabilities or obligations one to the other, except to the extent such liabilities or obligations expressly survive such termination. Nothing contained in this Section 13.7 shall require Seller to cure any such title defect or other matter or to incur any liability or expense to do so. Notwithstanding the foregoing, if any new title defect or other matter is the result of a breach by Seller hereunder which is not cured by Closing, Purchaser may pursue its available remedies under Section 10.2.

13.8 Exclusivity. Prior to the earlier of the termination of this Agreement or the Closing Date, Seller shall not, directly or indirectly through any officer, director, employee, stockholder, agent, partner, member, manager, affiliate, or otherwise, (a) enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to the purchase and sale transaction hereunder or the purchase of any or all of the Real Property, or any material portion of the other Property, or a material change in control of Seller (a “Competing Transaction”), (b) solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of its officers, directors, partners, members, managers, employees, or agents) relating to any Competing Transaction, or (c) participate in any discussions or negotiations regarding, furnish to any other person or entity any information with respect to, or otherwise cooperate with, assist, participate in, facilitate, or encourage, any effort or attempt by any person or entity to effect a Competing Transaction. Seller shall notify Purchaser promptly if any proposal regarding a Competing Transaction (or any inquiry or contact with any person or entity with respect thereto) is made, and Seller shall advise Purchaser of the contents thereof (and, if in written form, provide Purchaser with copies thereof).

ARTICLE XIV

NOTICES

All notices, demands or other communications given hereunder shall be in writing and shall be deemed given when received or rejected by the intended recipient (i) when personally delivered (personal delivery shall include delivery by messenger or expedited delivery service, regularly providing proof of delivery, such as Federal Express or Airborne), (ii) when delivered by United States certified mail, postage prepaid and return receipt requested addressed to a Party at its address set forth below, or to such other address as the Party to receive such notice may have designated to all other Parties by notice in accordance herewith, or (iii) when sent by email (except that a notice of default or notice initiating a response period may not be given by email unless the recipient acknowledges such receipt and not by merely a “Read Receipt” or other automatic notice, in which event such email notice shall be effective on the date of the recipient’s response notice), addressed as follows:

If to Purchaser, to:

c/o Industrial Property Trust Inc.

518 17th Street, 17th Floor

Denver, Colorado 80202

Attention: Thomas McGonagle

Telephone: (303) 226-9891

Email: tmcgonagle@industrialincome.com

with a copy to:

Joshua J. Widoff, General Counsel

Industrial Property Trust Inc.

518 17th Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 597-0483

Email: jwidoff@dividendcapital.com

and to:

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Miami, Florida 33131

Attention: Nancy B. Lash

Telephone: (305) 579-0884

Email: lashn@gtlaw.com

If to Seller, to:

PEACHTREE NORTH BUSINESS PARK, LLC

c/o McDonald Development Company

Building 200, Suite 700

3715 Northside Parkway, NW

Atlanta, GA 30327

Attention: J. Austin McDonald

Telephone: (404) 239-0885

Email: amcdonald@mcdco.com

with a copy to:

Arnall Golden Gregory LLP

171 17th Street, NW, Suite 2100

Atlanta, GA 30363

Attn: J. Grant Wilmer, Jr.

Telephone: (404) 873-8686

Email: Grant.Wilmer@agg.com

If to Escrow Agent, to:

Calloway Title and Escrow, LLC

4170 Ashford Dunwoody Road

Suite 285

Atlanta, GA 30319

Attention: Marcus Calloway

Telephone: (770) 698-7960

Email: marcusc@titlelaw.com

Either party may, by at least ten (10) days prior notice given as aforesaid, change the address or addresses, or designate an additional address or additional addresses, for its notices, provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

ARTICLE XV

TRANSFER OF POSSESSION

15.1 Transfer of Possession. Possession of the Property shall be transferred to Purchaser at the time of Closing subject to the Permitted Encumbrances, including, but not limited to, the Leases.

15.2 Delivery of Documents at Closing. At the time of Closing, Seller shall deliver to Purchaser originals or copies of any additional documents, instruments or records in the possession of Seller or its agents which are reasonably necessary for the ownership and operation of the Property, and which have not already been delivered to Purchaser.

ARTICLE XVI

GENERAL PROVISIONS

16.1 Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

16.2 Exhibits. All exhibits referred to herein and attached hereto are a part hereof.

16.3 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

16.4 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

16.5 Attorneys’ Fees. Subject to the Maximum Liability Cap, except to the extent that such attorneys’ fees and costs are incurred in connection with the Excluded Liabilities (in which event such fees and costs shall not be subject to the Maximum Liability Cap), should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable third party attorneys’ fees and costs actually incurred, whether incurred at the trial or appellate level, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered. Such attorneys’ fees and costs shall not be subject to the Liability Basket.

16.6 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia, without giving effect to rules regarding choice of law.

16.7 Time of Essence. Time is of the essence to this Agreement and to all dates and time periods set forth herein.

16.8 Survival. Except as otherwise expressly provided in this Agreement, all representations, covenants, indemnities, conditions and agreements contained herein shall merge into the Deed and other documents executed and delivered at Closing and shall not survive the Closing. Notwithstanding anything to the contrary contained in this Agreement, other than the Excluded Liabilities (subject to the last sentence of Section 11.4.5, which shall be deemed incorporated herein by reference) and the indemnity obligations of the parties under the Closing Documents, Seller’s and Purchaser’s liability shall not survive the Closing for more than two hundred ten (210) days after the Closing Date (“Survival Period”), at which time, such representations, covenants, indemnities, conditions and agreements shall terminate and be of no further effect except that any claim brought during the Survival Period shall survive until such claim is resolved. This limitation shall not apply to the indemnity obligations of Purchaser in Section 5.2.5, Section 7.1.2(3) or Section 11.2.1 hereof or of Seller in Section 11.1.1 hereof or to any other obligation of the parties expressly excluded from this Section under any other provision of this Agreement. For the purposes of this Section 16.8, a party shall be deemed to have made a claim sufficient to preserve a party’s rights under this Agreement only if the party gives written notice of a claim to the other party and brings suit to enforce such party’s claim prior to the expiration of the Survival Period.

16.9 Assignment by Purchaser. Purchaser may not assign its rights under this Agreement; provided, however, that Purchaser reserves the right to take title to the Property in the name of an affiliate, or in the name of one or more institutional investors for which Purchaser or one of its affiliates is then acting as investment manager, or in the name of any entity (or subsidiary thereof) that is advised by an affiliate of Industrial Property Advisors LLC (each of the foregoing being referred to in this Agreement as a “Purchaser Affiliate”), provided (a) Purchaser delivers to Seller written notice of its intention to do so at least three (3) business days prior to Closing, which notice shall include the legal name and structure of the proposed assignee, (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in customary form, and (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder.

16.10 Severability. If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

16.11 Successors and Assigns. All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

16.12 Interpretation. Seller and Purchaser acknowledge each to the other that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

16.13 Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or electronic mail, with the same effect as if all parties hereto had executed the same document and delivery by facsimile or other electronic means shall be deemed an original; such counterparts shall together constitute but one agreement.

16.14 Recordation. This Agreement may not be recorded and any attempt to do so shall be of no effect whatsoever and Purchaser shall be in material default hereunder if it, or an affiliate, records this Agreement or a reference thereto.

16.15 Limitation on Liability. In any action brought to enforce the obligations of Seller under this Agreement or any other document delivered in connection herewith, excluding only the warranty of title contained in the Limited Warranty Deed delivered at Closing and the Excluded Liabilities, the judgment or decree shall be subject to the provisions of this Section 16.15. In all events, except as hereinafter provided, the liability of Seller under this Agreement in the aggregate shall be enforceable against Seller only up to a maximum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) (“Maximum Liability Cap”). The limitation set forth in this Section 16.15 shall not limit Purchaser’s right under Section 10.2 hereof to seek specific performance of Seller’s conveyance obligations under this Agreement. The provisions of this Section shall survive the termination of this Agreement. Peachtree North Associates, LLC, a Georgia limited liability company and the sole member of Seller, is executing this Agreement for the purpose of agreeing (i) to pay any amount which Seller is required to pay hereunder which is not paid pursuant to the terms of this Agreement to the extent the claim therefor is made within two hundred ten (210) days following the Closing hereunder, subject to the Maximum Liability Cap, and (ii) to continue to own any physical assets owned by it as of the Effective Date (including without limitation the parcel of land (the “Retail Parcel”) located adjacent to 1400 North Parkway) and remain in good standing under the laws of the State of Georgia for the Survival Period, provided that if any claim is made by Purchaser during the Survival Period, then until the end of the Survival Period or the date such claim is resolved (whichever is later). For clarity, the preceding sentence shall not restrict Peachtree North Associates, LLC from making distributions to its members, expressly excluding the Retail Parcel and any proceeds relating thereto.

16.16 Business Day. As used in this Agreement, “business day” shall be deemed to be any day other than a Saturday, Sunday or other day on which banks in the State of Georgia shall be permitted or required to close.

16.17 Waiver of Jury Trial. PURCHASER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER AND PURCHASER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY THE PARTIES AT CLOSING, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT. Each party hereby authorizes and empowers the other to file this Section 16.17 and this Agreement with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

16.18 Information and Audit Cooperation. To the extent necessary to enable Purchaser to comply with Rule 3-14 of Securities and Exchange Commission Regulation S-X and upon at least ten (10) business days prior written notice to Seller, within seventy-five (75) days after the Closing Date, Seller shall reasonably cooperate (at no cost or liability to Seller and at the sole expense of Purchaser) and allow Purchaser’s auditors to audit the trial balance related to the operation of the Property for the year prior to the Closing Date and for the portion of the calendar year in which the Closing occurs, starting on January 1 through the Closing Date. Other than any representation, warranty or covenant otherwise set forth in this Agreement or the documents delivered at Closing, Seller makes no representations, warranties or covenants with respect to the trial balance or the books and records which may be reviewed in auditing the same, and Purchaser releases and waives any liability or claims against Seller related to the trial balance or the books and records which may be reviewed and audited.

ARTICLE XVII

ESCROW AGENT DUTIES AND DISPUTES

17.1 Other Duties of Escrow Agent. Escrow Agent shall not be bound in any way by any other agreement or contract between Seller and Purchaser, whether or not Escrow Agent has knowledge thereof. Escrow Agent’s only duties and responsibilities with respect to the Deposit shall be to hold the Deposit and other documents delivered to it as agent and to dispose of the Deposit and such documents in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Escrow Agent shall have no responsibility to protect the Deposit and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Deposit or for any diminution in value of the Deposit from any cause, other than Escrow Agent’s negligence or willful misconduct. Escrow Agent may, at the expense of Seller and Purchaser, consult with counsel and accountants in connection with its duties under this Agreement. Escrow Agent shall not be liable to the parties hereto for any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel and accountants. Escrow Agent shall not be obligated to take any action hereunder that may, in its reasonable judgment, result in any liability to it unless Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Escrow Agent.

17.2 Disputes. Escrow Agent is acting as a stakeholder only with respect to the Deposit. If there is any dispute as to whether Escrow Agent is obligated to deliver the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not make any delivery, but shall hold the Deposit until receipt by Escrow Agent of an authorization in writing, signed by all the parties having an interest in the dispute, directing the disposition of the Deposit, or, in the absence of authorization, Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in an appropriate proceeding. Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic. If written authorization is not given, or proceedings for a determination are not begun, within thirty (30) days after the date scheduled for the closing of title and diligently continued,

Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit with a court of the State of Georgia pending a determination. Escrow Agent shall be reimbursed for all costs and expenses of any action or proceeding, including, without limitation, attorneys’ fees and disbursements incurred in its capacity as Escrow Agent, by the party determined not to be entitled to the Deposit. Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder. In no event shall Escrow Agent be under any duty to institute, defend or participate in any proceeding that may arise between Seller and Purchaser in connection with the Deposit.

17.3 Reports. Escrow Agent shall be responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated by this Agreement.

17.4 Enforceability. The Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of Seller and Purchaser. This Agreement shall be fully enforceable upon execution hereof by Purchaser and Seller. The failure of Escrow Agent to execute this Agreement shall not affect the enforceability of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

SELLER:

PEACHTREE NORTH BUSINESS PARK, LLC, a Georgia limited liability company

By:	Peachtree North Associates, LLC,
a Georgia limited liability company,
its Manager

By:	McDonald Peachtree North, LLC,
a Georgia limited liability company,
its Manager

By:	/s/ JOHN R. MCDONALD
John R. McDonald
its Managing Member

[Signatures continue on the following page]

PURCHASER:

IPT ACQUISITIONS LLC, a Delaware limited liability company

By:	IPT Real Estate Holdco LLC,
a Delaware limited liability company,
its sole member

By:	Industrial Property Operating Partnership LP,
a Delaware limited partnership,
its sole member

By:	Industrial Property Trust Inc.,
a Maryland corporation,
its general partner

By:	/s/ ANDREA KARP
	Andrea Karp	(name)
	SVP, Real Estate	(title)

CONSENT AND AGREEMENT OF ESCROW AGENT

The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as escrow agent. Escrow Agent acknowledges and agrees that it shall provide to Purchaser (and for its benefit) a closing protection letter in customary form from Chicago Title Insurance Company with respect to the consummation of the transaction contemplated by the foregoing Agreement.

CALLOWAY TITLE AND ESCROW, LLC

By:	/s/ S. MARCUS CALLOWAY
Name:	S. Marcus Calloway
Title:	Manager

CONSENT AND AGREEMENT OF PEACHTREE NORTH ASSOCIATES, LLC

The undersigned Peachtree North Associates, LLC is executing this Sale, Purchase and Escrow Agreement (the “Agreement”) for the sole purpose of agreeing to accept the obligations of the undersigned specified in Section 16.15 of the Agreement.

PEACHTREE NORTH ASSOCIATES, LLC,
a Georgia limited liability company

By:	McDonald Peachtree North, LLC,
a Georgia limited liability company,
its Manager

By:	/s/ JOHN R. MCDONALD
John R. McDonald
its Managing Member